                                                                   EXHIBIT 10.16

GMAC Commercial Mortgage
200 Wilmer Road
Horsham, PA 19044-8015
www.gmacom.com

March 28, 2005                                                       [GMAC LOGO]

PG (MULTI-16) L.P.
c/o W.P. Carey & Co. LLC
50 Rockefeller Plaza-2nd Floor
New York, NY 10020
Attn.: Director, Asset Management

RE: PG(MULTI-16) LP-Loan Number: 0110-46675 (the "Loan")

Ladies and Gentlemen:

You have requested that GMAC Commercial Mortgage Corporation ("GMACCM"), in its role as the servicer of the Loan, consent to an Amended and Restated Deed of Lease Agreement (the "Lease") by and between PG (MULTI-16) LP, a Delaware limited partnership ("Borrower") and Ply Gem Industries, Inc., a Delaware corporation, MWN Holding, Inc., a Delaware corporation, Great Lakes Window, Inc., an Ohio corporation, MW Manufacturers Holding Corp., a Delaware corporation, Napco Window Systems, Inc., a Delaware corporation, Kroy Building Products, Inc., a Delaware corporation, Napco, Inc., a Delaware corporation, Thermal-Gard, Inc., a Pennsylvania corporation, and Variform, Inc., a Missouri corporation (collectively "Tenant") for property located in Kearny, Missouri; Fair Bluff, North Carolina, York, Nebraska, Toledo, Ohio, Rocky Mount, Virginia and Martinsburg, West Virginia (the "Property") in accordance with the provisions of the Loan Agreement, dated October 22, 2004 between Borrower and GMAC Commercial Mortgage Bank, a Utah Industrial Bank.

This letter is to inform you that GMACCM hereby consents to the execution of the Lease and that the obligations of the Borrower to obtain lender's consent prior to entering into a lease on the Property are deemed satisfied.

However, please note that this consent shall not be construed to be a modification or waiver of any of the terms or conditions of any of the documents executed in connection with the Loan or a subordination of the lender's lien on the Property to the rights of the Tenant under the Lease, and shall not create any rights or obligations between the lender and the Tenant.

Sincerely,

/s/ Gary A. Routzahn
-----------------------
Gary A. Routzahn
Vice President, Manager

                                PEPE & HAZARD LLP
                                INTEROFFICE MEMO

TO:   GMAC Commercial Mortgage Corporation

FROM: Adam F. Zweifler

DATE: March 22, 2005

RE:   GMAC/ Ply Gem: Amended and Restated Deed of Lease Agreement

      You have asked me to review the draft Amended and Restated Deed of Lease Agreement dated March 11, 2005, summarize the modifications and determine whether the modifications will have an adverse affect on the loan secured by the property which is subject to the lease.

      As discussed below, the modifications will have no significant effect on the lender or the loan from a legal standpoint. The changes and my evaluation are as follows:

1. There were A number of clean-up changes due to the fact that the Lease has been in effect for nearly 7 months now. Certain terms can now be set forth specifically. such as the Commencement and Termination Dates (August 27, 2004 and August 31, 2024, respectively) and the rent due dates (25th day of September, December, March and June). References to the Ohio and North Carolina Agreement to Convey, transfer dates and Letters of Credit throughout the Amended and Restated Deed of Lease Agreement have been deleted as the bonds encumbering those properties have been repaid and the landlord's acquisition of those properties completed. See Sections 3(a), 3(c), 4(b), 5(a), 6, and 31(a), 32 and 40(m).

2. In the event of a casualty, the tenant no longer has the right to terminate the Lease and repurchase the Property from the landlord (deleted
Section 20). Under the modified Lease, if there is a casualty, there will be no abatement of rent and the tenant has an absolute obligation to restore. See Sections 17(c), 18(a) and 20.

3. In the event of a condemnation, if the tenant terminates the Lease (the standard for termination is: the tenant will be unable to conduct its business in the premises in question and will forever abandon its operations there), the landlord will no longer be able to require the tenant to purchase the affected Property from the landlord. Instead, the Lease will terminate as to the affected premises and the landlord may keep that portion of the award equal to its "Acquisition Cost" for the affected premises and the Lender will have the right to apply the proceeds to repayment of the Loan. The Acquisition Cost is set forth in Exhibit E to the Lease and is approximately 40% more than the allocated loan amounts. The loan documents do not require payment of prepayment fee in the event of a paydown resulting from a condemnation, so the allocation of the award to the landlord, will allow for repayment of the allocable portion of the Loan. See Sections 18 and 20.

4. With respect to renewal terms, the lease was changed to modify the method by which rent is set at the beginning of each renewal term. In the original lease, at the beginning of each renewal term (the Lease is for an initial term of 20-years followed by an unlimited number of 10-year renewal terms) the rent would be reset based upon the increase in CPI since the beginning of the term then expiring. Under the Amended and Restated Lease, the rent will be determined on the basis of the Fair Market Rental value of the Premises in question determined on the basis of rents for comparable properties located within a fifty (50) mile radius of the property in question. The loan is a 20-year fully amortizing loan, accordingly, the rent structure during the renewal term should not be material to the repayment of the loan. See Section 29 and Exhibit D.

5. With respect to defaults, the original Lease gave the landlord the right to require the tenant to repurchase the property in the event of a default. That right has been relinquished. The right to force a repurchase, while a positive thing to have in the lease, is not a common default right and one not likely to be used - in that a defaulting tenant is not likely to have the resources to purchase the premises, or if they do, the landlord can always agree to sell them the property. Therefore, its elimination is not be significant. See Section 23(a)(iii).

6. With respect to certain defaults which are not performance related (breaches of representations and certain financial covenants), the landlord's remedies are limited to collecting the discounted value of all future rent due under the Lease at a 10.5% discount rate. The landlord's remedies for all other default, including the failure to pay rent are unaffected. I understand that Mitch Thurston is doing the numerical calculation to determine whether this limitation on recovery will have any material impact on the potential for repayment of the loan. See Section 23(c).

7. The tenant has relinquished its right to substitute properties under the lease. That Section, Section 37, has been deleted in its entirety. As the right to substitute properties was an option entirely for the benefit of the tenant, its elimination from the lease is desirable from the lender's standpoint. See Sections 37 and Exhibit H.

8. The landlord has given up the right to require the tenant to escrow for taxes and insurance in the event of a tenant default or if required by a lender. If the lender wishes to institute an escrow, it may still do so and collect from borrower, but borrower will no longer have the right to turn around and have this obligation flow directly through to the tenant. The tenant's ultimate obligation to pay for taxes and insurance is not impaired. See Section 9.

      In general, the changes appear to be neutral or non-material (the elimination of the right to substitute properties is actually favorable) assuming that the numerical analysis of the limitation on remedies supports the notion that there will be no material impairment of the lender's ability to be repaid in the event of a default. I believe that they are not material in the sense that if these changes had been requested prior to closing, they would not have had an effect on the lender's willingness to go forward with the loan. The proposed modifications to the lease will not require any modification of the existing loan documents.

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                             DEED OF LEASE AGREEMENT

                                 by and between

                                PG (MULTI-16) L.P.,
                         a Delaware limited partnership

                                 as LANDLORD

                                       and

                            PLY GEM INDUSTRIES, INC.,
                             a Delaware corporation,
                                       and
                               MWM HOLDING, INC.,
                            a Delaware corporation,
                                       and
                            GREAT LAKES WINDOW, INC.,
                              an Ohio corporation,
                                       and
                         MW MANUFACTURERS HOLDING CORP.,
                            a Delaware corporation,
                                       and
                             MW MANUFACTURERS INC.,
                             a Delaware corporation,
                                       and
                           NAPCO WINDOW SYSTEMS. INC.,
                             a Delaware corporation,
                                       and
                          KROY BUILDING PRODUCTS, INC.,
                             a Delaware corporation,
                                       and
                                  NAPCO. INC.,
                             a Delaware corporation,
                                       and
                               THERMAL-GARD, INC.,
                           a Pennsylvania corporation,
                                       and
                                 VARIFORM, INC.,
                             a Missouri corporation,

                                  as TENANT

                    Premises:   Kearney, MO
                                Fair Bluff, NC
                                York, NE
                                Toledo, OH
                                Valencia, PA
                                Rocky Mount, VA
                                Martinsburg, WV
                        Dated as of: March________, 2005
                        Effective as of: August 27, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
1.   Demise of Premises....................................................   1
2.   Certain Definitions...................................................   1
3.   Title and Condition; Single Lease Transaction.........................   8
4.   Use of Leased Premises; Quiet Enjoyment...............................  10
5.   Term..................................................................  11
6.   Basic Rent............................................................  11
7.   Additional Rent.......................................................  11
8.   Net Lease: Non-Terminability..........................................  12
9.   Payment of Impositions................................................  13
10.  Compliance with Laws and Easement Agreements; Environmental Matters...  13
11.  Liens; Recording......................................................  15
12.  Maintenance and Repair................................................  16
13.  Alterations and Improvements..........................................  16
14.  Permitted Contests....................................................  17
15.  Indemnification.......................................................  18
16.  Insurance.............................................................  19
17.  Casualty and Condemnation.............................................  21
18.  Termination Events....................................................  23
19.  Restoration...........................................................  24
20.  Intentionally Omitted.................................................  25
21.  Assignment and Subletting; Waiver of Landlord's Liens.................  25
22.  Events of Default.....................................................  27
23.  Remedies and Damages Upon Default.....................................  29
24.  NOTICES...............................................................  32
25.  Estoppel Certificate..................................................  32
26.  Surrender.............................................................  33
27.  No Merger of Title....................................................  33
28.  Books and Records.....................................................  33
29.  Determination of Value................................................  34
30.  Non-Recourse as to Landlord...........................................  35
31.  Landlord's Financing..................................................  36
32.  Subordination, Non-Disturbance and Attornment.........................  36
33.  Tax Treatment; Reporting..............................................  36

34.  Permitted Leasehold Mortgage..........................................  36
35.  Rights of Permitted Leasehold Mortgagee...............................  37
36.  Grants and Releases of Easements......................................  39
37.  Intentionally Omitted.................................................  39
39.  Intentionally Omitted.................................................  39
39.  Post-Closing Obligations..............................................  39
40.  Miscellaneous.........................................................  41

EXHIBITS

Exhibit "A" - Premises
Exhibit "B" - Machinery and Equipment
Exhibit "C" - Schedule of Permitted Encumbrances
Exhibit "D" - Rent Schedule
Exhibit "E" - Acquisition Costs
Exhibit "F" - Premises Percentage Allocation of Basic Rent
Exhibit "G" - Form of Subordination, Attornment and Non-Disturbance Agreement
              and Lender Estoppel
Exhibit "H" - INTENTIONALLY OMITTED
Exhibit "I" - Post-Closing Obligations

            AMENDED AN RESTATED DEED OF LEASE AGREEMENT, made as of this _______________day of March, 2005, effective as of the 27th day of August, 2004, between PG (MULTI-16) L.P., a Delaware limited partnership ("Landlord"), with an address c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and PLY GEM INDUSTRIES, INC., a Delaware corporation, and MWM HOLDING, INC., a Delaware corporation, and GREAT LAKES WINDOW, INC., an Ohio corporation, and MW MANUFACTURERS HOLDING CORP., a Delaware corporation, and MW MANUFACTURERS INC., a Delaware corporation, and NAPCO WINDOW SYSTEMS, INC., a Delaware corporation, and KROY BUILDING PRODUCTS, INC., a Delaware corporation, and NAPCO. INC., a Delaware corporation, and THERMAL-GARD, INC., a Pennsylvania corporation, and VARIFORM, INC., a Missouri corporation (singly and collectively, as the context may require, "Tenant") each with an address for notice purposes in care of Ply Gem Holdings, Inc., 185 Platte Clay Way, Suite A, Kearney, Missouri, 64060.

                                   BACKGROUND:

            1. Landlord and Tenant entered into a certain Deed of Lease Agreement dated August 27, 2004 (the "Original Lease") for the Leased Premises (as hereinafter defined).

            2. Landlord and Tenant desire to amend and restate the Original Lease in its entirety as hereinafter set forth.

                                 NOW, THEREFORE,

            in consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

            1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the "Leased Premises" and individually as the "Kearney, MO Premises", the "Fair Bluff, NC Premises", the "York, NE Premises", the "Toledo, OH Premises", the "Valencia, PA Premises", the "Rocky Mount, VA Premises" and the "Martinsburg, WV Premises", each of which premises (as hereinafter defined) shall include the following item (a) and the following items (b) and (c) of this Paragraph 1 located thereon or therein and appertaining thereto: (a) the real property described in Exhibit "A" hereto, together with the Appurtenances (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

            2. Certain Definitions.

                  "Acquisition Cost" of each of the Related Premises shall mean the amount set forth opposite such premises on Exhibit "E" hereto.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

                  "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault Spaces adjoining any of the Leased Premises.

                  "Affected Premises" shall mean the Affected Premises as defined in Paragraph 18.

                  "Affiliate" shall mean any Person which shall (i) control,
(ii) be under the control of, or (iii) be under common control with Tenant (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation or other majority equity and control interest if such Person is not a corporation) and the power to direct or cause the direction of the management or policies of such Person.

                  "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                  "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands. granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                  "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                  "Basic Rent Payment Date" shall mean Basic Rent Payment Date as defined in Paragraph 6.

                  "Business Days" shall mean any day other than Saturdays, Sundays and legal holidays on which national banks in New York are required to close for business.

                  "Business Unit Premises" shall mean any Related Premises where the business operations conducted in such Related Premises are sold to a Business Unit Purchaser.

                  "Business Unit Purchaser" shall mean the Person who purchases the Business Unit Premises, but shall not include any Affiliate of Tenant or Caxton-Iseman or any of its Affiliates.

                  "Casualty" shall mean any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises as a result of any fire, earthquake or other event of casualty.

                  "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

                  "Condemnation" shall mean (a) any taking of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (b) any conveyance in lieu of condemnation. The Condemnation shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

                  "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

                  "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, but excluding the internal administrative costs (including overhead) of such Person, as the circumstances require.

                  "CPI shall mean CPI as defined in Exhibit "D" hereto.

                  "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

                  "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect any Related Premises.

                  "Environmental Law" shall mean (a) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to
RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Material Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                  "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous, Substance at, upon, under, onto or within any Related Premises, or from any Related Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is likely to result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which is likely to result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage,
(c)the abandonment or discarding of any barrels, containers or other receptacles containing any

Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which is likely to result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which is likely to result in a creation of a lien on any Related Premises under any Environmental Law or (e) any violation of or noncompliance with any Environmental Law.

            "Equipment" shall mean the Equipment as defined in Paragraph 1.

            "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

            "Expiration Date" shall mean Expiration Date as defined in Paragraph 5(a).

            "Fair Market Rental Value" shall mean the fair market rental value of the Leased Premises for the relevant Renewal Term determined in accordance with the procedure specified in Paragraph 29.

            "Fair Market Value Date" shall mean the date when the Fair Market Rental Value is determined in accordance with Paragraph 29.

            "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

            "Guarantor" shall mean Ply Gem Holdings, Inc., a Delaware corporation.

            "Guaranty" shall mean me Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

            "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance; or (d) would cause any of the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

            "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

              "Hazardous Substance" means (i) any substance, material product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas medical waste, or other pollutant, in each case whether naturally occurring. man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

            "Impositions" shall mean the Impositions as defined in Paragraph
9(a).

            "Improvements" shall mean the Improvements as defined in Paragraph
1.

            "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

            "Initial Term" shall mean Initial Term as defined in Paragraph
5(a).

            "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

            "Land" shall mean the Land as defined in Paragraph 1.

            "Landlord Expenses" shall mean (i) any cost or expense that is the express obligation of Landlord under this Lease,(ii) debt service for any indebtedness of Landlord, (iii) any Landlord Impositions, (iv)except as expressly set forth in Paragraph 7(a)(i) administrative expenses of Landlord, and (v) except as expressly set forth herein with respect to any initial financing, costs incurred by Landlord in connection with financing, or refinancing the Leased Premises.

            "Landlord Impositions" shall mean: (a) any estate, gift or inheritance tax of Landlord: (b) any transfer or other taxes incurred by Landlord in connection with a conveyance of the fee interest in any Related Premises to any Person except Tenant or its designee, or a transfer of any direct or indirect equity interests in Landlord to any Person except Tenant or its designee, or any mortgage recording taxes incurred in connection with a mortgage of Landlord's fee interest in the Leased Premises except for mortgage recording taxes payable on the initial fee Mortgage: (c) any franchise tax, net income tax, capital gains tax, gross receipts tax or similar tax (other than any gross receipts tax or similar tax imposed in lieu of any tax or imposition that Tenant is obligated to pay under Paragraph 9), or tax imposed under Section 59A of the Internal Revenue Code of 1986, as amended, or any similar state, local, foreign or successor provision; provided, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Landlord a tax, in lieu of real estate taxes or any other imposition payable by Tenant, upon the value of the Leased Premises or any Related Premises, then all such levies and taxes or the part thereof so measured or based shall be payable by Tenant, but only to the extent that such levies or taxes would he payable if the Leased Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided.

            "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

            "Lease" shall mean this Amended and Restated Deed of Lease
Agreement.

            "Leasehold Estate" shall mean Tenant's leasehold estate under this Lease.

            "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) full consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

            "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

            "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or any Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or any Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or any Related Premises or requires Tenant to Carry insurance other than as required by this Lease.

            "Lender" shall mean any Person (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

            "Limited Remedy Default" shall mean an Event of Default specified in the following clauses of Paragraph 22(a): clause (iii) if the misrepresentation is with respect to the penultimate sentence of Sections 2, 3, 4, 7 and 24 of the Lessee's Certificate, the first sentence of Section 3 or the first or last sentence of Section 7 of the Lessee's Certificate, clause (iv), clause (v)(B), clause (vi)(E), clause (ix) (B),clause (xi), clause (xiii) (if such Event of Default is with respect to or arises as a result of a default under Paragraphs 6 or 9 of the Guarantor's Certificate, Sections 3.03(ii), 3.04(iv), 4.01(c) or 4.0l(d) of the Guaranty), or clause (xiv).

            "Loan" shall mean any loan (or the portion thereof allocable to the Leased Premises, if applicable) made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

            "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

            "Moody's" shall mean Moody's Investor Services, Inc.

            "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

            "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

            "Note" shall mean any promissory note (or an allocable portion thereof, if applicable) evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

            "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

            "Percentage Allocation" shall mean the percentage allocated to each Related Premises in Exhibit"F" to this Lease as the same may be adjusted in accordance with the formula specified in Exhibit "F".

            "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances , other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

            "Permitted Leasehold Mortgage" shall mean any first lien, mortgage, deed of trust, security deed, deed to Secure debt,assignment, security Interest, pledge, financing statement, or any other instrument(s) or agreements(s) intended to grant security for any obligation (including a purchase-money or other promissory note) encumbering the Leasehold Estate, as entered into, renewed, modified, consolidated, amended, extended, or assigned from time to time.

            "Permitted Leasehold Mortgagee" shall mean the holder of Permitted Leasehold Mortgage, and its successors and assigns.

            "Person" shall mean an individual, partnership, association, corporation or other entity.

            "Post-Closing Obligations" shall mean those obligations of Tenant specified in Exhibit "I" hereto.

            "Preapproved Assignee" shall mean Preapproved Assignee as defined in Paragraph 21(a).

            "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) (a) a "make whole" or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding balance of the Loan as of the date of such defeasance, in the Case of either (a) or (b) in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to a prepayment.

            "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate plus two percent (2%) at the time such present value is determined or (b) eight percent (8%) per annum.

            "Prime Rate" shall mean the interest rate per annum as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

            "Related Premise" shall mean any one of the Kearney, MO Premises, the Fair Bluff, NC Premises, the York, NE Premises, the Toledo, Ohio Premises, the Valencia, PA Premises, the Rocky Mount, VA Premises and the Martinsburg, WV Premises.

            "Relevant Date" shall mean the date on which Fair Market Rental Value is. determined in the event of any extension of this Lease pursuant to Paragraph 5(b).

            "Remaining Premises" shall mean the Related Premises which are not Affected Premises under Paragraph 18.

            "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

            "Rent" shall mean, collectively, Basic Rent and Additional Rent.

            "S&P" shall mean Standard and Poor's Rating Services.

            "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

            "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

            "Tenant's Equipment" shall mean all trade fixtures, machinery, office, manufacturing, storage, materials handling and warehouse equipment which are used by Tenant in the operation of its business, including any air compressors and exhaust fans, used by Tenant in the operation of its business.

            "Term" shall mean the Initial Term and any exercised Renewal Term.

            "Third Party Purchaser" shall mean the Third Party Purchaser as defined in Paragraph 21 (h).

            "Warranties" shall mean Warranties, as defined in Paragraph 3(d).

      3.    Title and Condition; Single Lease Transaction.

            (a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises, might show, (iv) all Legal Requirements, including any existing violation of any thereof and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

            (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OK IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE
QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE

EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT: AND ALL RISKS INCIDENT THERE TO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

            (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found, the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) to the Leased Premises is in Landlord, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

            (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights, (collectively "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any Warranties upon the occurrence and during the continuance of an Event of Default. Tenant shall use commercially reasonable efforts to enforce the Warranties in accordance with their respective terms.

            (e) LANDLORD AND TENANT AGREE THAT IT IS THEIR MUTUAL INTENT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF LAND, IMPROVEMENTS INCLUDED IN ANY AND ALL OF THE LEASED PREMISES (WHEREVER LOCATED). THAT THIS LEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED TO BE SEPARATE LEASES AND THAT ALL THE TERMS AND CONDITIONS HEREOF SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF LANDLORD AND TENANT WITH RESPECT THERETO.

            (f) TENANT, ON BEHALF OF ITSELF AND ANY TRUSTEE OR LEGAL REPRESENTATIVE (UNDER THE FEDERAL BANKRUPTCY CODE OR ANY SIMILAR STATE INSOLVENCY PROCEEDING) EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 18 HEREOF OR ANY OTHER PROVISION IN THIS LEASE TO THE PRO CONTRARY, IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF LAND, IMPROVEMENTS AND EQUIPMENT INCLUDED IN EACH AND ALL OF THE RELATED PREMISES (WHEREVER LOCATED) AND SHALL NOT BE (OR BE DEEMED TO BE) DIVISIBLE OR SEVERABLE INTO SEPARATE LEASES FOR ANY PURPOSE WHATSOEVER (EXCEPT THAT TENANT HAS ADVISED LANDLORD THAT THE LEASE IS REQUIRED TO BE ANALYZED ON A PROPERTY-BY-PROPERTY BASIS FOR FINANCIAL ACCOUNTING PURPOSES), AND TENANT, ON BEHALF OF ITSELF AND ANY SUCH TRUSTEE OR LEGAL. REPRESENTATIVE, HEREBY WAIVES ANY RIGHT TO CLAIM OR ASSERT A CONTRARY POSITION IN ANY ACTION OR PROCEEDING; IT BEING FURTHER UNDERSTOOD AND AGREED BY TENANT THAT THE ALLOCATIONS OF ACQUISITION COST AND PERCENTAGE ALLOCATION OF BASIC RENT AS SET FORTH ON EXHIBIT "E" AND EXHIBIT "F" HEREOF ARE INCLUDED TO PROVIDE A FORMULA FOR RENT ADJUSTMENT AND LEASE TERMINATION UNDER CERTAIN CIRCUMSTANCES AND AS AN ACCOMMODATION TO TENANT. ANY EVENT OF DEFAULT HEREUNDER IN CONNECTION WITH ANY RELATED PREMISES SHALL BE DEEMED TO BE AN EVENT OF DEFAULT WITH RESPECT TO THE ENTIRE LEASED PREMISES (WHEREVER LOCATED). THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT IN THIS PARAGRAPH 3(f) ARE MADE AS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS LEASE AND THAT, BUT FOR THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT, LANDLORD WOULD NOT CONSUMMATE THIS LEASE TRANS ACTION.

      4.    Use of Leased Premises; Quiet Enjoyment.

            (a) Tenant may occupy and use the Leased Premises for a manufacturing and distribution facility with ancillary office, storage and parking uses and for no other purpose without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rate, (iii) make, void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste.

            (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing. Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or anyone claiming through or under Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times, as Landlord may select and upon reasonable notice to Tenant (except in the cast of any emergency, in which event no notice shall be required), but at all times accompanied by a representative designated by Tenant, for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default showing the Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

      5.    Term.

            (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (the "Initial Term") which commenced on August 27, 2004 (the "Commencement Date") and ends on August 31, 2024 (the "Expiration Date").

            (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as here in after defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the tenth (10th) anniversary of the Expiration Date (the Expiration Date and such anniversary being a "Renewal Date "), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such extension, a "Renewal Term"), unless Tenant shall notify Landlord in writing at least eighteen (18) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date, At Landlord's request at any time after the giving of a notice of termination, Tenant shall execute a notice in recordable form confirming such termination. Any such extension of the Term under this Paragraph 5(b) shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

            (c) If Tenant exercises its option pursuant to Paragraph 5(b) not to have the Term automatically extended, or if an Event of Default occurs and is continuing, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents subject to the conditions in Paragraph 4(b) at such reasonable times as Landlord may select.

      6. Basic Rent. Tenant shall pay to Landlord, as annual rent ('Basic Rent") for the Leased Premises during the Term, the amounts determined in accordance with Exhibits "D" hereto. Basic Rent is payable quarterly in advance on the twenty-fifth (25th) day of each September, December, March and June during the Term for the next three (3) calendar months as set forth in said Exhibit "D". The date that each payment of Basic Rent is due is hereinafter referred to as a "Basic Rent Payment Date". Basic Rent for the period from the Commencement Date to and including September 30, 2004 was paid on the Commencement Date and quarterly payments of Basic Rent have been made through March 31, 2005. Each such rental payment shall be made (a) at Landlord's sole discretion, to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by ten (10) Business Days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) at Tenant's option, by a check hand delivered at least two (2) Business Days before or mailed at least five (5) Business Days before the applicable Basic Rent Payment Date, or on the applicable Basic Rent Payment Date by wire transfer of Federal Funds to an account designated by Landlord in writing. Pro rata Basic Rent for the period from the date hereof through the last day of the month hereof shall be paid on the date hereof.

      7.    Additional Rent.

            (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                  (i) Except for Landlord's Expenses or as otherwise specifically provided herein, all coats and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises,
(B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord unless such litigation arises as a result of the gross negligence or willful misconduct of Landlord, (E) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease during the pendency of an Event of Default, (F) any amendment to or modification or termination of this Lease, made at the request of Tenant, (G) Costs of Landlord's counsel incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant or incurred in connection with the review of Post-Closing Obligations, (H) an administrative fee of $10,000 payable to Landlord in connection with any Exchange and (I) any other items specifically required to be paid by Tenant under this Lease:

                  (ii) after the date that is seven (7) days after all or any portion of any installment of Basic Rent is due and not paid, a late charge in an amount equal to three percent (3%) of the amount of such unpaid installment or portion thereof, as liquidated damages in order to compensate Landlord for a portion of the costs and expenses related to handling such late payment, the amounts of which are difficult or impossible to measure;

                  (iii) in addition to the amounts payable under clauses 7(a)(ii) and (iv) a sum equal to any additional sums (including any late charge payable on the portion of Basic Rent equal to installments of principal and interest on the then outstanding Loan, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of provided, however, that Tenant shall receive as a credit against any late charge or default interest payable on the then outstanding Loan an amount equal to the product of (x) the sum of the late charge paid pursuant to Paragraph 7(a)(ii)and the amount of the default interest paid pursuant to Paragraph 7(a)(iv) and (y) the ratio of the amount of the Loan to the Acquisition Cost; and

                  (iv) interest at the rate (the "Default Rate") of three percent (3%) over the Prime Rate per annum on the following sums until paid in full (A) all overdue installments of Basic Rent from the date that is (5) Business Days after the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant and delivered notice to Tenant, and (C) all other overdue amounts of Additional Rent, from the date that is ten (10) Business Days after the date upon which Landlord shall have notified Tenant in writing of such overdue amount.

            (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within ten (10) Business Days after Landlord's written request for payment thereof, and (ii) any other Additional Rent, within ten (10) Business Days after Landlord's written request for payment thereof.

            (c) In no event shall amounts payable under Paragraph 7(a)(ii),(iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

      8.    Net Lease; Non-Terminability.

            (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand (except as expressly set forth herein) and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

            (b) Except as expressly set forth in this Lease, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

            (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

            (d) Except as otherwise expressly provided in this Lease, Tenant shall have no right and hereby waives all rights which it may have under any Law
(i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off of any Monetary Obligations.

9. Payment of Impositions. Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, gross receipts and; rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant,(ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession of any of the leased Premises or the sale of any of the Leased Premises or any part thereof to Tenant or its designee or any activity conducted on any of the Leased Premises, or imputed to or payable by Landlord as the result of its ownership of the Leased Premises or the Rent, or (v) any Lender by reason of any Note, Mortgage Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Tenant has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay Landlord Expenses. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. If any Imposition may be paid in installments without penalty. Tenant shall have the option to pay such Imposition in installments. In any event, Tenant shall be liable only for those Impositions which accrue or become due and payable during the Term, and Landlord shall reimburse Tenant as of the expiration of the Term for any Impositions paid by Tenant that accrue on account of the period from and after the expiration of the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) Business Days after Tenant's receipt tnereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) Business Days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) Business Days after Landlord's request therefor.

      10.   Compliance with laws and Easement Agreements; Environmental Matters.

            (a) Tenant Shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial, and (iii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

            (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupant of the Leased Premises to be kept and performed thereunder. Tenant will not after, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement, in each case in any manner that would have an adverse effect on the value of Landlord's residual interest in the Leased Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Landlord shall not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without the prior written consent of Tenant, which may be withheld in Tenant's a sole discretion, unless such modification or amendment to an existing Easement Agreement or a new Easement Agreement is necessary in the reasonable opinion of Landlord for the continued operation of the Leased Premises after the expiration of this Lease, in which event Tenant's consent shall not be unreasonably withheld or delayed.

            (c) Upon reasonable prior written notice from Landlord, Tenant shall permit such person as Landlord may designate ("Site Reviewers") to visit the Leased Premises at reasonable times and, in each event, accompanied by a representative designated by Tenant perform environmental site investigations and assessments ("Site Assessments") on the Leased Premises (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) within the six month period prior to the expiration of the Term, (iii) if reasonably required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information in its possession regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meeting with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting any Site Assessments (i) reasonably required by the Lender that makes the initial Loan or (ii) if an Environmental Violation is found to exist shall be paid by Landlord. The cost of performing and reporting any other Site Assessments shall be paid by Landlord. All such Site Assessments shall be conducted in a manner that shall not interfere in any material respect with the conduct by Tenant of its business in the Leased Premises.

            (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed ten percent (10%) of the Acquisition Cost for the applicable Related Premises. Tenant shall provide to Landlord, within ten (10) Business Days after Landlord's request therefor, adequate assurances that Tenant has the financial resources to effect such remediation in accordance with applicable Environmental Laws.

            (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist at any Related Premises, and the Term would otherwise terminate or expire, and Landlord after good-faith efforts to relet such Related Premises through a third-party broker at market rate is unable to do so solely as a result of such Environmental Violation, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration with respect to such Related Premises and this Lease shall remain in full force and effect with respect to such Related Premises beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

            (f) If Tenant fails to commence to correct any Environmental Violation which occurs or is discovered to exist, within ninety (90) days following such occurrence or discovery Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

            (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

            (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or
(ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

      11. Liens: Recording

            (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on Landlord's fee interest in any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act Or omission Of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.

            (b) Landlord and Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

      12. Maintenance and Repair.

            (a) Subject to Tenant's rights to make Alterations in accordance with paragraph 13, Tenant shall at all times maintain each Related Premises and, to the extent that Landlord or Tenant have any obligations, the Adjoining Property in as good repair and condition as they are in on the date hereof, fit to be used as a manufacturing and/or distribution facility (or as otherwise permitted under the Section 4 of this Lease, in safe condition and in compliance with applicable Laws and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except in each instance for ordinary wear and tear. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Related Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

            (b) If any Improvement hereafter constructed shall (i) encroach upon any setback or any property, street or right-of-way adjoining any Related Premises, (ii) violate the provisions of any restrictive covenant affecting any Related Premises, (iii) hinder or obstruct any easement or right-of-way to which any of any Related Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing. Tenant shall, promptly after receiving notice from an interested party, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

      13. Alterations and, Improvements.

            (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender, to (i) make non-structural Alterations to the interior of the Improvements (including, without limitation, construction, removal or relocation of partition walls, but excluding interior stairways), without limitation as to amount so long as the primary use of the Improvements is manufacturing and distribution and to install, remove and/or relocate Tenant's Equipment, (ii) make any other non-structural Alterations or a series of related non-structural Alterations that, as to any such other Alterations or series of related Alterations, do not cost in excess of ten percent (10%) of the Acquisition Cost of the applicable Related Premises, and
(iii) install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of ten percent (10%) of the Acquisition Cost of the applicable Related Premises, so long as at the time of construction of installation of any such Equipment, Alterations or expansion no Event of Default exists and the value and utility of the applicable Related Premises is not diminished thereby in any material respect. If Tenant desires to make any Alterations not permitted above, the prior written approval of Landlord and Lender shall be required, which shall not be unreasonably withheld or delayed. Except as provided in this Paragraph 13(a) Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender, which shall not be unreasonably withheld or delayed. Landlord shall have the right to require Tenant to remove and/or restore any Alterations, other than Alterations (w) required by Law or by this Lease (including Paragraph 12(a)), (x) permitted pursuant to clause (iv) above or constituting additional buildings constructed upon the Land with the consent of Landlord and Lender, or (y) with respect to which Landlord has agreed in writing, as provided below, are not required to be removed or restored. Tenant shall have the right, with respect to any Alteration that Tenant would otherwise be required to remove or restore pursuant to the preceding sentence, to give notice to Landlord describing such Alteration and requesting that Landlord determine whether or not such Alteration will be required to be removed or restored at the end of the Term. Within ten (10) Business Days after receipt of Tenant's notice, Landlord shall give notice to Tenant informing Tenant whether Landlord will require removal or restoration of such Alteration at the expiration of the Term; provided, that Landlord shall act reasonably in determining whether or not to require such restoration or removal.

              (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17, whether or not Landlord's consent is required, then (i) the market value of the applicable Related Premises shall not be lessened by any such Alterations in any material respect or its usefulness impaired in any material respect, (ii) all such Alterations shall be performed by Tenant in a good and workmanlike manner, (iii) all such Alterations shall be expeditiously completed in compliance with all Legal Requirements, (iv)all such Alterations shall comply with the Insurance Requirement, (v) if any such Alterations involve the replacement of Equipment or parts thereto, all replacement Equipment or parts shall be in good repair and condition and fit for its intended use and shall have a value and useful life equal to or greater than the value and useful life of the Equipment being replaced immediately prior to occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Alterations, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Alterations, (viii) all such Alterations shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document reasonably requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and
(ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and the applicable provisions of Paragraph 19(a), whether or not such Alterations involve restoration of any of the Leased Premises.

      14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13, (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b), or (d) comply with any Law or Legal Requirement including Environmental Laws (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith and in accordance with all applicable Laws, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection from, or other realization upon any Related Premises or the Rent as a result of, the Permitted Violation so contested, (ii) the imminent sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the payment of any Rent, or
(iv) the cancellation of any insurance policy affecting any of the Leased Premises or a statement by the carrier that coverage will be denied. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any criminal liability or, unless paid by Tenant, civil liability.

      15. Indemnification.

            (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including reasonable attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity (but excluding Landlord Expenses and any matter caused by the gross negligence Or willful misconduct of the Indemnitee seeking indemnification or an agent of such Indemnitee) arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto) ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises or, to the extent that Landlord or Tenant has any obligations thereto, the Adjoining Property, or any liability imputed to such party as the result of Landlord's ownership of the Leased Premises, (ii) any casualty in any manner arising from any of the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to (other than the Mortgage or the Assignment) or (iv) any alleged, threatened or actual Environmental Violation (unless caused by the Indemnitee seeking indemnification or an agent of such Indemnitee), including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

            (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee (a "Conflict") or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Landlord except in the case of a Conflict) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. In the event of a Conflict Or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall be paid by Tenant.

            (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease with respect to any matter than occurred or existed prior to such termination, expiration or rejection.

      16. Insurance.

            (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

                  (i) Insurance against all risk of physical loss Or damage to the Improvements and Equipment as provided under "Special Causes of Loss" form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake and, to the extent required by Lender, terrorism insurance in amounts not less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all or such excluded perils, Tenant shall have the, option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and "Law and Ordinance" coverage (at full replacement cost). Such policies and endorsements shall contain deductibles not more than $100,000 per occurance.

                  (ii) Commercial General Liability Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor Liability) and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of any of the Leased Premises, in an amount not Less than $15,000,000 per occurrence/annual aggregate on a claims occurrence basis and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

                  (iii) Workers' compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

                  (iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property. Either such Boiler and Machinery policy or the All-Risk policy required in (i) above may contain a deductible not to exceed $100,000 and shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, and at least $100,000 per incidence for Expediting Expenses, Ammonia Contamination and Hazardous Materials Clean-Up Expense.

                  (v) Business Income/Extra Expense Insurance at limits sufficient to cover 100% of the period of indemnity not less than one year From time of loss plus a six month extended period of indemnity. Such insurance shall name Landlord as loss payee solely with inspect to Rent payable to or for the benefit of Landlord as its interest appears under this lease.

                  (vi) During any period in which substantial Alterations at any Related Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                  (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building, size, use and to the Leased Premises.

              (b) The insurance required by Paragraph 16(a) shall be written, by companies which have a Best's rating of A:X or above and a claims paying ability rating of A or better by S&P or equivalent rating agency approved by Landlord and Lender and are admitted in, and approved to write insurance policies by, the State Insurance Department for the State. Notwithstanding the foregoing, Landlord and Lender shall, with respect to the insurance, required pursuant to Paragraph 16(a)(i), accept policies written by Factory Mutual Insurance Company ("F.M. Global") during any period while F.M. Global does not have an A or better S&P claims paying ability rating so long as F.M. Global has a Best's rating of A:X or above. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as Owner and Lender as loss payee, as its interest may appear, and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payees, as their respective interests may appear. If said insurance or any part thereof shall empire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

            (c) Each insurance policy referred to in clauses (i), (iv), (v) and
(vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

            (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance or, if required by Lender, original or certified policies.

            (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph l6(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided Further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

            (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

            (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

            (h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

            (i) All proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                  (i) Proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

                  (ii) Proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the applicable Related Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

      17. Casualty and Condemnation.

            (a) if any Casualty to any Related Premises occurs the insurance proceeds of which are reasonably likely to be in excess of One Hundred Thousand Dollars ($100,000), Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default then exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim in excess of $250,000 shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, and Landlord shall have the right to require Tenant to prosecute or contest any such claim, adjustment, settlement or compromise. If an Event of Default then exists, (i) Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty, (ii) Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases, (iii) each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

            (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant herein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Landlord or Tenant without the written consent of the other party, not to be unreasonably withheld or delayed. Upon receipt, any Net Award shall be distributed first, to Landlord, up to an amount equal to the sum of the Acquisition Cost for the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with the proceeds of the Net Award, then to Tenant up to an amount equal to the value of Tenant's leasehold estate hereunder and the value of any expansion or addition or any additional buildings constructed by Tenant during the Term, and, any balance of such Net Award to Landlord. Moreover, nothing in this Lease (i) shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (A) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (B) such claim does not in any way reduce the amount of the Net Award or, if Tenant gives a Termination Notice to Landlord, affect the obligations of Tenant under Paragraph 18 hereof to pay the Termination Amount. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

            (c) If any Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 19(c). Promptly after such Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore such Related Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in condition required by this Lease) So long as no Event of Default exists, any Net Award up to and including $250,000 shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of $250,000 shall (unless such Condemnation resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof and any balance shall be refunded to Landlord. If any Condemnation which is not a Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

      18. Termination Events.

            (a) If either (i) an entire Related Premises shall be taken by a Condemnation or (ii) any substantial portion of any Related Premises shall be taken by a Condemnation and, in the case of clause (ii), Tenant certifies and covenants to Landlord that it will be unable to continue to conduct its business in such Related Premises and that it will forever abandon operations at the Related Premises (any Related Premises described In the above clauses (i), (ii) and (iii) being hereinafter referred to as the "Affected Premises" and each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event") then Tenant shall have the option, within sixty (60) days after Tenant receives a Condemnation Notice to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease as to the Affected Premises (a "Termination Notice"). If Tenant elects under clause (ii) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Affected Premises in accordance with Paragraphs 17 and 19.

            (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least sixty (60) days after the date of the Termination Notice (the "Termination Date") (ii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.

            (c) This Lease shall terminate as to the Affected Premises on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises on or prior to the Termination Date (collectively, "Remaining Obligations") on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to the Affected Premises and (iii) the portion of any Net Award payable to Landlord in the event of a Condemnation shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if on the Termination Date Landlord shall not have received the full amount of the Net Award payable to Landlord by reason of the applicable Termination Event, then the date on which this Lease is to terminate with respect to the Affected Premises shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award payable to Landlord provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

            (d) In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit "F" for the Remaining Premises.

      19. Restoration.

            (a) So long as no Event of Default has occurred and is continuing any Net Award up to the amount of Two Hundred Fifty Thousand Dollars $250,000 shall be paid by Landlord to Tenant and applied by Tenant to restoration of the Leased Premises in accordance with this Lease. Landlord (or Lender if required by any Mortgage) shall hold any Net Award in excess of Two Hundred Fifty Thousand Dollars ($250,000) in a fund (the "Restoration Fund" and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                  (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been reasonably approved by Landlord, and (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and reasonably acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees;

                  (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged unless the same are being contested pursuant to the terms of Paragraph 14 hereof;

                  (iii) disbursements shall be made from time to time in an amount not exceeding the amount due on the work completed up until the time of such disbursement together with any soft costs related thereto, upon receipt of
(A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contract, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof far which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims and related soft costs;

                  (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by a duly authorized officer of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                  (v) Landlord may retain ten percent (10%) of the Restoration Fund, which shall be released on a contract-by-contract basis as the restoration is completed;

                  (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall be invested in an interest-bearing investment permitted pursuant to the Loan, and the interest therefrom shall become part of the Restoration Fund; and

                  (vii) such other reasonable conditions as Landlord or Lender may impose.

            (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as reasonably determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

            (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note Or Mortgage, paid by Landlord to a Lender.

      20. INTENTIONALLY OMITTED.

      21. Assignment and Subletting; Waiver of Landlord's Liens.

            (a) (i) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("Preapproved Assignment") to assign this Lease by operation of law or otherwise to any Person ("Preapproved Assignee") that (A) immediately following such assignment and having given effect thereto will have a publicly traded unsecured senior debt rating of "Bal" or better from Moody's or a rating of "BB+" or better from S&P (and in the event both of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender) or (B) is and shall continue to be for the balance of the Term to be a wholly-owned subsidiary of any Tenant.

                    (ii) If Tenant desires to assign this Leas, whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") who would not be a Preapproved Assignee ("Non-Preapproved Assignment") then Tenant shall, not less than thirty (30) days prior to the date on which it desires to make a Non-Preapproved Assignment submit to Landlord and Lender financial and background information and other information reasonably required by Landlord and Lender with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"). Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee, which approval shall not be unreasanably withheld or delayed, no later than the tenth (10th) Business Day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment, taking into account the value of the Leased Premises and the creditworthiness of Tenant and the proposed assignee, in both cases on a proforma basis after such assignment and having given effect thereto. In the event that Landlord and/or Lender shall have not responded to Tenant's request for approval within such ten (10) Business Day period, Tenant may deliver to Landlord a second written request for approval and Landlord will be deemed to have consented to such assignment if it does not notify Tenant that it is withholding its consent within ten (10) Business Days after its receipt of the second written request.

            (b) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, and with no consent or approval of Landlord or Lender being required or necessary, to enter into (i) one or more subleases for all or any portion of any three, but not more than three (3) Related Premises, or (ii) one or more subleases for all or any portion of one or more on the Related Premises with any Affiliate (each, a "Preapproved Sublet") or (iii) a sublease with any Business Unit Purchaser for the applicable Business Unit Premises (any such sublease a "Business Unit Premises Subleased". Notwithstanding anything to the contrary herein, (A) if Tenant exercises its right to enter into any sublease pursuant clause (iii) above, then, the number of subleases that Tenant shall be entitled to enter into or permit to exist without the approval of Landlord or Lender pursuant to clause (i) above shall be automatically reduced to one or more subleases for all or any portion of any one Related Premises, and (B) if Tenant exercises its right to enter into a sublease of more than one Related Premises pursuant clause (i) above, then, Tenant shall have no night to enter into or permit to exist any subleases pursuant to clause
(iii) above without the approval of Landlord or Lender: Other than pursuant to Preapproved Sublets, at no time during the Term shall any Related Premises be subject to subleases without the prior written consent of Landlord and, to the extent required under any Mortgage or other documents with respect to any Loan, Lender, which consent shall not be unresonably withheld or delayed, and which shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee. Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria, applying prudent business judgment, taking into account the value of the Leased Premises and the creditworthiness of Tenant and the proposed sublessee.

            (c) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligation of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

            (d) Notwithstanding any provision in this Paragraph 21 or elsewhere in this Lease to the contrary, including any right or option Tenant may have to assign this Lease or sublease all or any portion of the Leased Premises without Landlord's consent, Tenant shall, upon the request of Landlord, provide and cause such assignee or sublessee to provide, such information (including, without limitation, any certification) as to any proposed assignee or sublessee and its principals as may be required for Landlord and Tenant to comply with regulations administered by the Office of Foreign Asset Control "OFAC") of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business.

            (e) With respect in any Preapproved Assignment or Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above.

            (f) Tenant shall, within ten (10) Business Days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

            (g) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rent and sums of money and to retain the same. Tenant shall apply the same to amounts then due to Landlord hereunder, with any balance paid to Tenant. Tenant shall not accept any rents more than thirty (30) days in advance of the accrual thereof.

            (h) Landlord hereby waives (i) any right to distrain trade fixtures, inventory and other personal property of Tenant and (ii) any Landlord's lien or similar lien upon Tenant's Equipment, inventory and any other personal property of Tenant regardless of whether such lien is created by statute or otherwise. At the request of Tenant, Landlord shall execute a waiver of any Landlord's or similar lien for the benefit of any holder of a security interest in or lessor of any of Tenant's Equipment, inventory or any other personal property of Tenant and shall agree in writing to grant reasonable access to such holder for the purpose of removing any such property, including without limitation, Tenant's Equipment. Landlord agrees to acknowledge (in a written form reasonably satisfactory to Landlord) to such persons and entities at such times and for such purposes as Tenant may reasonably request that Tenant's Equipment owned by Tenant and Tenant's property and not part of the Leased Premises (regardless of whether or to what extent Tenant's Equipment and/or other personal property are affixed to the Leased Premises) or otherwise subject to the terms of this Lease.

            (i) Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser").
In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and the Third Party Purchaser expressly assumes Landlord's obligations under this Lease. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

      22. Events of Default.

            (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this
Lease:

                  (i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

                  (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                  (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                  (iv) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $5,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach or any covenant thereunder), (x) if such payment is a payment at maturity or a final payment unless the lender shall have extended such maturity date in writing, or (y) if an effect of such default is to cause such obligation to be accelerated prior to its stated maturity;

                  (v) (A) a final, non-appealable, uninsured judgment or judgments for the payment of money in excess of $30,000,000 in the aggregate shall be rendered against any Tenant or Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days; or

                      (B) any Tenant shall default beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $3,000,000 or more.

                  (vi) any Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of its creditors, or (E) be unable to pay its debts as they mature;

                  (vii) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against any Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                  (viii) any Related Premises shall have been vacated in its entirety or shall have been abandoned, provided that up to two (2) Related Premises may be vacated for up to three hundred sixty-five (365) consecutive days;

                  (ix) (A) any Tenant shall be liquidated or dissolved or (B) any Tenant shall begin proceedings towards its liquidation or dissolution;

                  (x) the estate or interest of any Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

                  (xi) a failure by any Tenant to perform or observe, or a violation or breach of, or a misrepresentation by any Tenant under, any provision of any Assignment to which such Tenant is a party or any other document between such Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan; provided that Landlord has promptly given Tenant a copy of any notice Landlord shall have received regarding such default;

                  (xii) any Tenant shall sell or transfer or enter into an agreement to sell or transfer all or more than 75% of the fair market value of its assets unless such Tenant's leasehold interest in this Lease is sold or transferred as part of such transaction and the buyer or transferee assumes all of the obligations of such Tenant under the terms of Paragraph 21(c) of the Lease;

                  (xiii) an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty;

                  (xiv) any Tenant shall fail to comply with (A) the provisions of Paragraph 25 or (B) the provisions of Paragraph 32 of this Lease; or

          (xv) Tenant's failure to timely comply with any of Tenant's Post Closing Obligations and such failure continues for ten (10) Business Days after written notice from Landlord;

       (b) No notice or cure period shall be required in any one or more of the following events: the occurrence of an Event of Default under clause (iv), (v),
(vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) or (xv) of Paragraph 22(a). If the default consists of the failure to pay Basic Rent, the applicable cure period shall be five (5) Business Days from the date on which notice of such default is given, provided, that Landlord shall not be obligated to give notice of any such default more than one time during any Lease Year, provided, further that even where Landlord is not required to give notice of any such default by operation of the immediately preceding proviso, Tenant nevertheless shall be entitled to a grace period of five (5) Business Days. If the default consists of the failure to pay any other Monetary Obligation or a default under clause (xiv) of Paragraph 22(a) the applicable cure period shall be five (5) Business Days after notice from Landlord. If the default consists of a default under clause
(ii) or clause (iii) of Paragraph 22(a)(and provided that any default under Paragraph 22(a)(iii) is reasonably susceptible of cure), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed ninety (90)
days), provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

     23.  Remedies and Damages Upon Default.
          ---------------------------------

       (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option and to the extent permitted by applicable Law, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

          (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, by means of legal process, summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

          (ii) After repossession of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                  (iii) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, and (B) Tenant shall have no option to extend or renew the Term.

            (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                  (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                  (ii) If Landlord exercises to remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

            (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity; provided, however, if a Limited Remedy Default exists, the aggregate maximum amount Tenant shall be required to pay to Landlord as a result of such Limited Remedy Default from and after the date of the occurrence of such Limited Remedy Default (the "Occurrence Date") shall be limited to the sum of (i) the present value as of the Occurrence Date, discounted at the annual rate of ten and one-half percent (10.5%) (taking into account that Basic Rent payments are required to be made quarterly), of all Basic Rent reserved hereunder for the unexpired portion of the Term after the Occurrence Date as if this Lease had not expired or been terminated, (ii) any amounts of Additional Rent which are due and payable or have accrued under this Lease through the Occurrence Date, and
(iii) any amounts of Additional Rent which are due and payable or have accrued under this Lease after the Occurrence Date while the Tenant remains in possession of the Leased Premises or any Related Premises after any Limited Remedy Default that relates to Impositions, insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Leased Premises or the Related Premises which remain occupied by Tenant. Nothing contained in this Paragraph 23(c) shall limit any amounts payable by Tenant with respect to Basic Rent or Additional Rent or indemnification obligation if any Event of Default that is not a Limited Remedy Default has occurred.

            (d) In any action of ejectment and/or for Rent, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment, and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in said proceedings and all liability thereof. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term or upon the earlier termination of this Lease, or for non-payment of Rent or any other reason, Tenant specifically waives the right to the three (3) months' notice and to the fifteen (15) or thirty (30) days' notice required by the Landlord and Tenant Act of 1951, as the same may be amended, and agrees that five (5) days' notice shall be sufficient in either or any such case.

            (e) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

            (f) Except for retaining a third-party broker to relet the Leased Premises upon commercially reasonable terms, if this Lease is terminated and Tenant vacates the Leased Premises pursuant to Paragraph 23(a)(i),Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

            (g) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

            (h) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

            (i) Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises.

Landlord may enter the Leased Premises at reasonable times and upon reasonable notice for such purpose.

            (j) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

            (k) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

            (l) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

      24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) Business Days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith LLP, 2500 One Liberty Place, Philadelphia, PA 19103, Attention:
Chairman, Real Estate Department. A copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to Paul, Weiss, Rifkind Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064,
Attention: Carl L. Reisner. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) Business Days' notice of the new address to the other party, in the manner provided above.

      25. Estoppel Certificate. At any time upon not less than fifteen (15) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, except (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, including the matters set forth in "Exhibit G-2" and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender, any Permitted Leasehold Mortgagee or their assignees and by any prospective purchaser or mortgagee of any interest in the Leased Premises. Any certificate required under this Paragraph 75 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

            26. Surrender. Except if Tenant purchases the Leased Premises, or, pursuant to Paragraph 18 or 38, any Related Premises, upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises were at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage to the structural elements of the Improvements or the building systems caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

            27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until Landlord, Tenant, Lender and any Permitted Leasehold Mortgagee shall join in a written instrument effecting such merger and shall duly record the same.

            28. Books and Records.

                  (a) Each Tenant shall keep adequate records and books of account with respect to the finances and business of such Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing). Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

                  (b) If all any time during the Term, a Tenant shall not be part of the Guarantor's group for the purpose of reporting financial positions and results on a consolidated basis, such Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by a nationally recognized firm of independent certified public accountants. Such Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that there are no qualifications as to the scope of the audit and the audit was performed in accordance with GAAP. All financial statements shall be accompanied by the affidavit of the president or a vice president of each Tenant, dated within five
(5) Business Days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

      29.   Determination of Value.

            (a) Whenever a determination of Fair Market Rental Value is required pursuant to any provision of this Lease, such Fair Market Rental Value shall be determined in accordance with the following procedure:

                  (i) Landlord and Tenant shall endeavor to agree on Fair Market Rental Value on the date (the "Applicable Initial Date") which is six (6) calendar months prior to the expiration of the then current Term unless Tenant has previously exercised its option pursuant to Paragraph 5(b) not to have the Term automatically extended. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Rental Value.

                  (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of such notice, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. If Landlord shall fail to select an appraiser and notify Tenant as aforesaid within said twenty-day period, then provided that such failure shall continue for five (5) additional Business Days after notice thereof from Tenant to Landlord, the determination of Tenant's appraiser shall govern. Otherwise, such two appraisers shall endeavor to agree upon Fair Market Rental Value based on a written appraisal made by each of them (and given to both parties) as of the Relevant Date. If such two appraisers shall agree upon a Fair Market Rental Value, the amount of such Fair Market Rental Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                  (iii) If such two appraisers shall be unable to agree upon Fair Market Rental Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determinations of Fair Market Rental Value and shall select a third appraiser to make the determination of Fair Market Rental Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                  (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) Business Days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Rental Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Rental Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                  (v) If a third appraiser is selected, Fair Market Rental Value shall be the average of the determination of Fair Market Rental Value made by the third appraiser and the determination of Fair Market Rental Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Rental Value is nearer to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                  (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Rental Value set forth herein, and (D) be registered in the state where the Leased Premises or applicable Related Premises are located if the state requires such registration. The Cost of the procedure described in this Paragraph 29(a) (i) clauses (A) through (C) above shall be shared equally between Landlord and Tenant and the cost of the procedure described in this Paragraph 29(a)(i)(D) shall be paid by Tenant.

            (b) If, by virtue of any delay, Fair Market Rental Value is not determined by the expiration or termination of the then current Term, then until Fair Market Rental Value is determined, Tenant shall continue to pay Basic Rent during the succeeding Renewal Term in the same amount which it was obligated under this Lease to pay prior to the commencement of the Renewal Term. When Fair Market Rental Value is determined, the appropriate Basic Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

            (c) In determining Fair Market Rental Value, the appraisers shall determine with respect to each Related Premises the amount that a willing tenant would pay, and a willing landlord of a comparable building located in a radius of fifty (50) miles of each Related Premises would accept, at arm's length, to rent a building of comparable size and quality as the Improvements, taking into account: (i) the age, quality and condition (as required by the Lease) of the Improvements and that the Improvements are being leased on an "as-is" basis without any improvement allowance or free rent; (ii) that the Related Premises will be leased as a whole or substantially as a whole to a single user for the uses permitted under this Lease, (iii) a lease term of ten (10) years, with annual CPI-based increases; (iv) an absolute triple net lease; and (v) such other items that professional real estate appraisers customarily consider.

      30. Non-Recourse as to Landlord. ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, ANY CLAIM BASED ON OR IN RESPECT OF ANY LIABILITY OF LANDLORD UNDER THIS LEASE SHALL BE ENFORCED ONLY AGAINST THE LEASED PREMISES AND NOT AGAINST ANY OTHER ASSETS, PROPERTIES OR FUNDS OF (I) LANDLORD, (II) ANY DIRECTOR, OFFICER, MEMBER, GENERAL PARTNER, SHAREHOLDER, LIMITED PARTNER, BENEFICIARY, EMPLOYEE OR AGENT OF LANDLORD OR ANY GENERAL PARTNER OF LANDLORD
OR ANY OF ITS MEMBERS OR GENERAL PARTNERS (OR ANY LEGAL REPRESENTATIVE, HEIR, ESTATE, SUCCESSOR OR ASSIGN OF ANY THEREOF), (III) ANY PREDECESSOR OR SUCCESSOR PARTNERSHIP OR CORPORATION (OR OTHER ENTITY) OF LANDLORD OR ANY OF ITS GENERAL PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES OR AGENTS, EITHER DIRECTLY OR THROUGH LANDLORD OR ITS GENERAL PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS OR ANY PREDECESSOR OR SUCCESSOR PARTNERSHIP OR CORPORATION (OR OTHER

ENTITY), OR (IV) ANY PERSON AFFILIATED WITH ANY OF THE FOREGOING, OR ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANY THEREOF.

      31.   Landlord's Financing.

            (a) Tenant agrees to pay directly to Lender, if required by a Lender, any cost, charge or expense for which Tenant has agreed to reimburse or indemnify Landlord hereunder.

            (b) IF Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease; provided, that Landlord shall reimburse Tenant for its out-of-pocket costs relating thereto and provided further that no such change or modification shall increase Tenants' obligations or decrease Tenant's rights under the Lease in any material respect. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement, so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease or increase Tenant's obligations under this Lease in any material respect.

      32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord provided that the Lender shall have delivered to Tenant an agreement (an "SNDA Agreement") in a form substantially identical to Exhibit "G-1" annexed hereto and acknowledged by Lender and such Landlord. Tenant covenants and agrees that Tenant shall enter into such SNDA Agreement within five (5) Business days following Landlord's written request and with such modifications as the Lender shall reasonably request; provided that Paragraph 1 (Subordination) of Exhibit"G-1" shall not be subject to any modifications, and, provided further that, if Lender requests substantive modifications to the SNDA Agreement, Tenant shall have such additional time to negotiate such modifications as is reasonably required based on the nature and scope of the requested modifications.

      33. Tax Treatment: Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under
Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment but only as the same exist on the date hereof or are hereafter paid for by Landlord, (2) treating Tenant as the owner of the property eligible to claim depreciation deductions by Tenant with respect to the Equipment and Alterations paid for by Tenant and incorporated into the Leased Premises after the date hereof, (3) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (4) Landlord reporting the Rent payments as rental income.

      34. Permitted Leasehold Mortgage. Tenant shall not encumber its Leasehold estate in the Leased Premises, by means of a leasehold mortgage, deed of trust, pledge or similar security device, except by means of a Permitted Leasehold Mortgage. The Leased Premises shall not be encumbered by more than one Permitted Leasehold Mortgage at any one time. Tenant shall deliver to Landlord an executed counterpart of any Permitted Leasehold Mortgage within ten (10) days after its execution thereof.

      35. Rights of Permitted Leasehold Mortgagee. Landlord hereby agrees that, so long as any Permitted Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

            (a) Landlord, upon giving Tenant any notice of a default or an Event of Default hereunder, shall also give such notice to any Permitted Leasehold Mortgagee from whom it had received an address in writing.

            (b) Upon the occurrence of an Event of Default hereunder, the Permitted Leasehold Mortgagee shall, within the period provided for in Paragraph 22 hereof, as extended as hereinafter provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of the Permitted Leasehold Mortgagee as if the same had been made by Tenant.

            (c) Upon the occurrence of an Event of Default hereunder, Landlord shall not terminate this Lease without first giving the Permitted Leasehold Mortgagee ninety (90) days after notice thereof within which either (i) to obtain possession of the Leased Premises (including possession by a receiver) or
(ii) to institute foreclosure proceedings or (iii) otherwise act to acquire Tenant's interest under this Lease with diligence. The preceding sentence shall not apply and Landlord may terminate this Lease if:

            (d) (A) an Event of Default shall have occurred that is then susceptible of being cured by the Permitted Leasehold Mortgagee without obtaining possession of the Leased Premises and the Permitted Leasehold Mortgagee (1) shall not have cured any Event of Default consisting of a failure to pay Basic Rent or Additional Rent within five (5) Business Days after notice from Landlord of such Event of Default, or (2) shall not, within the applicable cure period specified in Paragraph 22(b) after notice from Landlord of such Event of Default, have cured any Event of Default (other than a failure to pay Basic Rent or Additional Rent);

                  (B) an Event of Default (other than any Event of Default described in subparagraph (A)(i) above) shall have occurred and either (1) the Permitted Leasehold Mortgagee, within fifteen (15) days after the giving by Landlord of notice of such Event of Default, shall not have given written notice to Landlord that such Event of Default cannot be remedied without obtaining possession of the Leased Premises; or (2) the Permitted Leasehold Mortgagee shall not have paid or caused to be paid all Rent and other sums payable under this Lease; or (3) the Permitted Leasehold Mortgagee shall, within fifteen (15) days after notice from Landlord of such Event of Default, fail to give Landlord a written notice that it shall, after obtaining possession, and within the applicable cure period provided in Paragraph 22(b), cure any such Event of Default which is susceptible of cure only upon taking possession; (D) the Permitted Leasehold Mortgagee shall fail to pursue with diligence the activities specified in (i), (ii) or (iii) of the first sentence of this Paragraph 35(c); or (5) the Permitted Leasehold Mortgagee within thirty (30) days after the giving by Landlord of notice of such Event or Default shall not have given written notice to Landlord that such Event of Default is not reasonably susceptible of being cured by the Permitted Leasehold Mortgagee.

            (e) It is expressly understood, without limiting the generality of the foregoing language, that any failure of Tenant to perform any of its obligations under Paragraph 18, Paragraph 23(b)(iii)or Paragraph 29 is susceptible of cure by the Permitted Leasehold Mortgagee without taking possession, and Tenant hereby authorizes the Permitted

Leasehold Mortgagee, on behalf of Tenant, to send any notice, make any offer, pay any amount, select an appraiser, and perform any other obligation of Tenant provided in said Paragraphs.

            (f) In addition to curing any Event of Default which is susceptible of being cured without taking possession, the Permitted Leasehold Mortgagee shall, during the period it is taking the action in clauses (i), (ii) or (iii) of the first sentence of Paragraph 35(c) above, pay Basic Rent and Additional Rent as the same shall become due and payable and, upon obtaining possession or acquiring Tenant's interest under this Lease, shall be required to commence to cure within thirty (30) days of such acquisition or possession all Events of Default then outstanding and reasonably susceptible of being cured by the Permitted Leasehold Mortgage, and thereafter diligently prosecute such cure to completion; provided, that: (i) the Permitted Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such Events of Default shall have been cured, and (ii) the Permitted Leasehold Mortgagee shall agree with Landlord in writing to comply during the period of such forbearance with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by the Permitted Leasehold Mortgagee.

            (g) It is understood and agreed that the Permitted Leasehold Mortgagee or its designees or any purchaser in foreclosure proceedings (including a corporation formed by any Permitted Leasehold Mortgagee or the holder or holders of the obligations secured by the Permitted Leasehold Mortgage) may become the legal owner and holder of this Lease through such foreclosure proceedings or by assignment of this Lease in lieu of foreclosure provided, however, that the Permitted Leasehold Mortgagee shall guaranty all of the obligations and liabilities of Tenant hereunder (except those which are personal to Tenant, e.g., the obligations of Tenant under Paragraph 28) except that the Permitted Leasehold Mortgagee shall be released from liability under this Lease if the substitute tenant is approved by Landlord in its reasonable discretion applying prudent business judgment or if the substitute tenant is a Preapproved Assignee.

            (h) If a termination of this Lease occurs prior to the expiration of the Term by reason of the rejection of this Lease or other action by a trustee, court or debtor in possession pursuant to the Federal Bankruptcy Code, as amended, or any other Federal, state or local insolvency laws, Landlord shall give the Permitted leasehold Mortgagee written notice that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other Events of Default, if any, under this Lease then known to Landlord. The Permitted Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions: (i) such new lease shall be effective as of the date of termination of this Lease and shall be for the remainder of the full original term and at the rent and upon all the agreements, terms, covenants and conditions hereof; (ii) such new tease shall require the tenant to perform any unfulfilled obligations of Tenant under this Lease which are reasonably susceptible of being performed by such tenant; (iii) if the Permitted Leasehold Mortgagee designates an entity to enter into such new lease, the Permitted Leasehold Mortgagee shall guaranty all of the obligations and liabilities of such designee hereunder ( except those which are personal to such designee, e.g., the obligations of such designee to permit Landlord to inspect its books and records or to supply financial statements to Landlord except that no such guaranty shall be required if such designee is approved by Landlord in its sole discretion; (iv) upon the execution of such new lease, the tenant named therein shall pay any and all Rent which would at the time of the execution thereof be due under this Lease but for such termination, less the net proceeds, if any, of any reletting or other occupancy, after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of alterations and expenses or preparation for reletting).

            (i) Any notice or other communication which Landlord shall desire or is required to give to or serve upon any Permitted Leasehold Mortgagee shall be addressed to such Permitted Leasehold Mortgagee by notice in writing given to Landlord in accordance with Paragraph 24 hereof. Any notice or other communication which any Permitted Leasehold Mortgagee shall desire or is required to give to or serve upon Landlord shall be deemed to have been duly given or served if sent in accordance with Paragraph 24 hereof.

            (j) The provisions of this Paragraph 35 shall be self-operative and shall benefit any Permitted Leasehold Mortgagee of which Landlord has actual notice. Notwithstanding the foregoing, Landlord shall, at the request of Tenant or the Permitted Leasehold Mortgagee, and at the sole cost and expense of Tenant or the Permitted Leasehold Mortgagee, enter into an agreement directly with the Permitted Leasehold Mortgagee having terms and provisions identical to the provisions of this Paragraph 35.

            (k) A Permitted Leasehold Mortgagee shall have the right but not the duty to attempt to remedy a default or an Event of Default.

      36. Grants and Releases of Easements. So long as no Event of Default has occurred and is continuing Landlord hereby agrees to reasonably cooperate with, the following actions by Tenant, in the name and stead of Landlord and cause Lender to cooperate with, but at Tenant's sole cost and expense; (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the construction, operation, restoration, use, repair, renovation or maintenance of the Leased Premises as herein provided; (b) the execution of petitions to have any Related Premises annexed to any municipal corporation or utility district;
(c) the execution of amendments to any covenants and restrictions affecting the Leased Premises; (d) Tenant's obtaining all necessary government or third-party actions, consents or agreements necessary for the performance and completion of any Alteration provided, that in each case Tenant shall have delivered to Landlord a certificate staling that: (i) such grant, release, dedication, transfer, amendment or government action, or other action or agreement (any of the foregoing, a "Property Action") does not impair the value, utility and remaining useful life of the applicable Related Premises, (ii) such Property Action is reasonably necessary in connection with the use, maintenance, alteration, renovation, construction, operation, restoration, repair or improvement of the applicable Related Premises, (iii) Tenant shall remain obligated under this Lease and under any instrument executed by Tenant consenting to the assignment of Landlord's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such Property Action had not been effected and (iv) Tenant shall pay any Costs of Landlord under such Property Action, Without limiting the effectiveness of the foregoing, Landlord shall, within thirty (30) days of receipt of the written request of Tenant, and at Tenant's sole cost and expense (including reasonable fees and disbursements of counsel to Landlord and Lender to review such Property Action), review and either approve or disapprove in writing the proposed Property Action, and, if approved, execute and deliver any instruments and take any other action reasonably necessary or appropriate to confirm any such Property Action, to any person permitted under this Paragraph 36 or to implement any such Properly Action.

      37.   Intentionally Omitted.

      38.   Intentionally Omitted.

      39.   Post-Closing Obligations.

            (a) Pursuant to those certain Property Condition Reports, Environmental Audit Reports and Zoning Reports received by Landlord with respect to the Leased Premises Tenant shall complete, remediate or obtain or caused to be completed, remediated or obtained the Post-Closing Obligations within the time periods specified in Exhibit "T".

            (b) (i) On the date hereof, Tenant has deposited with Landlord (A) a letter of credit (the "Rocky Mount Environmental Letter of Credit") in the amount of $l,500,000 (the "Rocky Mount Environmental Escrow") which shall secure the obligation of Tenant to complete the Post-Closing Obligation listed in Paragraph 2 A. of Exhibit "I" (the "Rocky Mount Post-Closing Environmental Obligations") and (B) a letter of credit ( the "General Environmental Letter of Credit" in the amount of $100,000 (the '"General Environmental Escrow") which shall secure the obligation of Tenant to complete the Post-Closing Obligations listed in Paragraphs 1, 2B, 2C and 3 of Exhibit "I" (the "General Post-Closing Environmental Obligations"). The Rocky Mount Environmental Letter of Credit and the General Environmental Letter of Credit are referred to as a "Post-Closing Environmental Letter of Credit" and the Rocky Mount Environmental Escrow and General Environmental Escrow are referred to as an "Post-Closing Environmental Escrow".

                  (ii) Each Environmental Letter of Credit shall be issued by a bank acceptable to Landlord and having a long-term unsecured debt rating of not less than "A" from S&P and in form and substance satisfactory to Landlord. Each Environmental Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew either Environmental Letter of Credit by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on such Environmental Letter of Credit and to hold proceeds thereof as a cash Environmental Escrow.

                  (iii) Each Environmental Letter of Credit shall remain in full force and effect until Tenant is entitled to the return or reduction of the applicable Environmental Escrow as provided for herein. The Rocky Mount Environmental Letter of Credit shall be returned to Tenant within thirty
(30) days following the earlier to occur of (A) written consent of Lender to release the Rocky Mount Environmental Letter of Credit or (B) remediation of the environmental contamination specified in Paragraph 2 A. of Exhibit "I" in accordance with Paragraph 2 A. of Exhibit "I" and evidence of payment in full of all remediation costs in connection with such remediation. The General Letter of Credit shall be returned to Tenant within thirty (30) days following completion of the items specified in Paragraphs 1, 2B., 2C., and 3 of Exhibit "I" as evidenced by written and photographic evidence reasonably satisfactory to Landlord that the applicable Environmental Obligations have been completed and evidence of payment in full of all remediation costs.

                  (iv) So long as no Event of Default has occurred and is continuing if the amount Landlord's Lender requires to be deposited in connection with the initial Loan with respect to environmental matters is less than the amount of the applicable Environmental Escrow set forth above, then, Tenant shall have the right to substitute new Environmental Letter of Credit in such reduced amounts and upon receipt by Landlord of such new Environmental Letters of Credit, Landlord shall promptly return the applicable original Environmental Letter of Credit to Tenant.

            (c) On the date hereof, Tenant has deposited with Landlord the amount of $70,437.50 (the "Post-Closing Compliance Escrow") in the form of cash which shall secure the obligation of Tenant to complete the Post-Closing Obligations listed in Paragraph 4 of Exhibit "I" (the "Post-Closing Compliance Obligations"), and shall be held and disbursed as set forth in this Paragraph
39. The Post-Closing Compliance Escrow shall be released to Tenant within thirty
(30) days following the date on which Landlord receives written and photographic evidence reasonably satisfactory to Landlord that all Post-Closing Compliance Obligations have been completed (which shall include written and photographic evidence and evidence of payment in full).

            (d) If, at any time prior to the release of each Post-Closing Environmental Escrow or the Post-Closing Compliance Escrow, an Event, of Default shall have occurred and be continuing. Landlord shall be entitled to draw upon the Post-Closing Environmental Letter of Credit, any cash Post-Closing Environmental Escrow or the Post-Closing Compliance Escrow (collectively, the "Post-Closing Escrow") and shall use the proceeds of the Post-Closing Escrow to the extent required to satisfy the Rocky Mount Post-Closing Environmental Obligations, the General Post Closing Environmental Obligations or Post-Closing Compliance Obligations, as applicable, and be entitled, at its sole discretion, to apply any remaining balance In payment of any Rent or other charges which have not been made pursuant to this Lease and any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default. Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that Landlord's application of the proceeds of any Post-Closing Escrow towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitute a fair and reasonable use of such proceeds and the application of such proceeds by Landlord towards, the payment of Basic Rent. Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default, provided that an Event of Default shall not exist if Tenant restores the applicable Post-Closing Escrow to its full amount within three (3) days and in accordance with the requirements of this Paragraph 39, so that the applicable amount of the each Post-Closing Escrow shall be again on deposit with Landlord.

            (e) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the holder of the Post-Closing Escrow (including assigning to Lender each Post-Closing Environmental Letter of Credit at Tenant's sole cost or expense) during the term of the applicable Loan who shall have all of the rights of Landlord under this Paragraph 39. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of each Post-Closing Escrow as hereinabove provided.

      40.   Miscellaneous.

            (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

            (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation", (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreements, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligations, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein, including any one or more Related Premises"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

                  (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Landlord shall not unreasonably withhold or delay its consent, approval or other determination, whenever such consent, approval or other determination, is required under this Lease. Time is of the essence with respect to the performance by the parties of their obligations under this Lease.

                  (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant to any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

                  (e) This Lease and any documents, which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the Parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                  (f) This Lease may be modified amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                  (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

                  (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (i) All exhibits attached hereto are incorporated herein as if fully set forth.

                  (j) Tenant is not, nor will Tenant become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and Tenant not will engage in any dealings or transactions or be otherwise associated with such persons or entities.

                  (k) Each of Landlord and Tenant hereby agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed therein and all applicable law of the United
States of America; except that, at all times, the provisions for the creation of the leasehold estate,enforcement of Landlord's rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding any Related Premises pursuant to Paragraph 23 hereof shall be governed by and construed according to the Laws of the State in which the applicable Related Premises is located, it being understood that, to the fullest extent permitted by law of such State, the Law of the State of New York shall govern the validity and the enforceability of the Lease, and the obligations arising hereunder. To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Lease. Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease may be instituted in any federal or state court sitting in the County of New York. State of New York, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such County and State, and Tenant hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit action or proceeding. Notwithstanding the foregoing, nothing herein shall prevent or prohibit Landlord from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which Tenant is located or where service of process can be effectuated.

                  (j) This Lease may be executed in a number of counterparts and by different parties hereto in separate counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                               LANDLORD:

                               PG(MULTI-16)L.P.,
                               a Delaware limited Partnership

                               By: PG (MULTI)QRS 16-7, Inc., its general
                               partner

                               By: /s/ Peter E. Kaplan
                                   ------------------------------------------
                               Name: Peter E. Kaplan
                               Title: Director

                               TENANT:

                               PLY GEM INDUSTRIES,INC.,
                               a Delaware corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: VICE PRESIDENT

                               GREAT LAKES WINDOW, INC.,
                               an Ohio corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

                               MWM HOLDING, INC.,
                               a Delaware corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

                               MW MANUFACTURERS HOLDING
                               CORP.,
                               a Delaware Corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

                               MW MANUFACTURERS INC.,
                               a Delaware corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

                               NAPCO WINDOW SYSTEMS, INC.,
                               a Delaware corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

                               KROY BUILDING PRODUCTS, INC.,
                               a Delaware Corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

                               NAPCO, INC.,
                               a Delaware corporation,

                               By: /s/ Shawn K. Poe
                                   ------------------------------------------
                               Name: Shawn K. Poe
                               Title: Vice President

         SIGNATURE PAGE TO PLY GEM AMENDED &. RESTATED LEASE AGREEMENT

                                                THERMAL-GARD, INC.,
                                                a Pennsylvania corporation

                                                By: /s/ Shawn K. Poe
                                                    ----------------------------
                                                Name: Shawn K. Poe
                                                Title: Vice President

                                                VARIFORM, INC.,
                                                a Missouri corporation

                                                By: /s/ Shawn K. Poe
                                                    ----------------------------
                                                Name: Shawn K. Poe
                                                Title: Vice President

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

State of New York       )
                        )ss.
County of New York      )

            On March 28, 2005, before me, Victoria J. Reed personally appeared Peter E. Kaplan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity, upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

                                           /s/ Victoria Joann Reed
                                               --------------------------------
                                               Signature of Notary

State of Missouri      )

                       )ss.                  VICTORIA JOANN REED
                                             NOTARY PUBLIC, STATE OF NEW YORK
County of Clay         )                     No. 01RE6095491
                                             QUALIFIED IN NEW YORK COUNTY
                                             MY COMMISSION EXPIRES JULY 14, 2007

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrumental the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal,

       MONICA A. DUNIVENT                  /s/ Monica A. Dunivent
       Notary Public - Notary Seal             ------------------------------
       STATE OF MISSOURI                       Signature of Notary
       Clay County
       My Commission Expires: Dec. 17, 2007

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shown K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

         MONICA A. DUNIVENT                      /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL                 ------------------------------
         STATE OF MISSOURI                           Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007


State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her Authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal,

         MONICA A. DUNIVENT                       /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL                      --------------------------
         STATE OF MISSOURI                            Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007


          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shown K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

         MONICA A. DUNIVENT                /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL           ------------------------------------
         STATE OF MISSOURI                     Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her Authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal,

         MONICA A. DUNIVENT                  /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL             -----------------------------------
         STATE OF MISSOURI                                   Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

         MONICA A. DUNIVENT                /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL           ------------------------------------
         STATE OF MISSOURI                     Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

         MONICA A. DUNIVENT                /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL           -----------------------------------
         STATE OF MISSOURI
            Clay County                                    Signature of Notary
My Commission Expires: Dec. 17, 2007

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

Exhibit 10.16


State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature On the instrument the persons,or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

         MONICA A. DUNIVENT                /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL           ----------------------------------
         STATE OF MISSOURI                     Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent personally appeared Shawn K. Poe personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledge to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

         MONICA A. DUNIVENT                 /s/ Monica A. Dunivent
    NOTARY PUBLIC -- NOTARY SEAL            -----------------------------------
         STATE OF MISSOURI                                   Signature of Notary
            Clay County
My Commission Expires: Dec. 17, 2007

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

State of Missouri      )

                       )ss.

County of Clay         )

            On March 28, 2005, before me, Monica Dunivent, personally appeared Shawn K. Poe, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the persons,or the entity upon behalf of which the person acted, executed the instrument.

      Witness my hand and official seal.

      MONICA A. DUNIVENT                   /s/ Monica A. Dunivent
      Notary Public - Notary Seal          ------------------------------------
      STATE OF MISSOURI                        Signature of Notary
      Clay County
      My Commission Expires: Dec. 17, 2007

          SIGNATURE PAGE TO PLY GEM AMENDED & RESTATED LEASE AGREEMENT

                                                                       EXHIBIT A
                                    PREMISES

VIRGINIA

PARCEL 1:

ALL THAT certain real estate, wholly situate in the Town of Rocky Mount, Franklin County, Virginia, and described as follows:

BEGINNING at Corner 1 on the southwesterly side of U.S. Highway Route 220 (50 ft. wide) at the north most corner of the Weaver Mirror Company, Inc., property as shown on plat of survey of 37.84 acres, property of Vaughn Wood Products, Inc., to be conveyed to U.S. Industries, Inc., by C.B. Malcolm and Son, Engineers, dated March 17, 1969, said plat recorded in the Clerk's Office of the Circuit Court of Franklin County in Deed Book 254, page 82: thence leaving Corner 1 and with westerly lines of Weaver Minor Company Inc. property, S 46 degrees 50' W 67.00 feet to Corner 2, thence S 53 degrees 25' E 95.40 feet to Corner 3: thence S 22 degrees 15' W 41.71 ft. to Corner 4; thence S 11 degrees 40' W 37.0 ft. to Corner 5; thence S 1 degree 00'E 145.50 feet to Corner 6; thence S 87 degrees 50' E 14.00 feet to Corner 7 which is S 17 degrees W 7.3 feet from the southeast building corner of Weaver Mirror Company Inc., thence with the southwest end of a roadway, S 55 degrees 00' E 18.0 ft. to Corner 8 on the northwest side of the Norfolk and Western Railway Company right of way: thence with the same S 35 degrees 51' W 168.68 ft. to an angle in said right of way at Corner 9; thence with the northwesterly right of way of the Norfolk and Western Railway Company (50 ft. northwesterly from and parallel with the centerline of same, S 73 degrees 27' W passing the south side of a building on the right of way line at 370.6 ft. and continuing northerly from the southwesterly corner of same at 376.7 ft. and passing the west side of the building on the right of way line at 376. ft. in all a total distance of 1732.32 to Corner 10; thence with a curved line to the left, whose radius is 1482.5 ft., and whose chord is S 67 degrees 09' W 325.36 ft. in all the are length of 326.02 ft. to Corner 11; thence continuing with the northwest side of the Norfolk and Western Railway Company right of way (50 ft. northerly from and parallel with the centerline of same) S 60 degrees 51' W passing the approximate center of an 8" sanitary sewer main at 333 ft. and passing the westerly end of concrete head will at 338.88 ft., in all a total distance of 449.78 ft. to Corner 12; thence leaving the Railway right of way and with outside lines of the 2.4 acre more or less parcel described in Deed Book 250, page 209; N 3 degrees 41' E passing the stream which flows from the culvert under the aforementioned concrete head wall at approximately 85 ft. and passing the centerline of the sanitary sewer at approximately 83 ft. and recrossing another stream at approximately 260 ft., in all a total distance of 313.30 ft. to Corner 13 (which is slightly southwest of the sanitary sewer main); thence N 85 degrees 19' E recrossing the last mentioned stream at about 40 ft., in all a total distance of 289.49 ft. to Corner 14; thence with the westerly line of the original 10.84 acre tract, N 19 degrees 05' W and continuing with a total distance of 556.04 ft. to Corner 15; it being the northwest corner of the lot conveyed to Vaughn Wood Products, Inc., by General J. D. Rakes, et ux ., by Deed dated March 17,1969, of record in Deed Book 254, page 51; thence with the southerly line of the lots conveyed to General J.D. Rakes, by deeds of record in Deed Book 147, page 237, and Deed Book 254, page 53, N 69 degrees 11'E 150.00 ft. to Corner 16; thence N 19 degrees 05' W 125.00 ft. to an old iron pin at Corner 17; thence with the southeasterly lines of the 0.99 acre parcel of record in Deed Book 154, page 514, N 69 degrees 11'E 37.36 ft. to Corner 18; thence continuing with the same, N 62 degrees 50' E
242.5 ft. to Corner 19; thence with the J.B. Haley and O.R. Prillaman lot of record in Deed Book 143, page 212 N 64 degrees 06' E 194.29 ft. to Corner 20; thence with the westerly line of Block B. Clarke Addition Map of record in Map Book 1, page 164, S 5 degrees 07' E, and crossing the westerly terminus of Smithers Street (40 ft. wide), in all a total distance of 113.00 ft. to Corner 21; thence with the southerly side of Smithers Street; N 79 degrees 39' E 1040.18 ft. to an angle at Corner 22; thence

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 1

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continuing with the southeasterly side of Smithers Street, N 51 degrees 43' E
187.04 ft. to Corner 23; thence with the northeasterly lines of the 0.65 acre portion of vacated Clark Addition, S 50 degrees 18' 20' E 103.33 ft. to an iron pipe at Corner 24; thence N 51 degrees 44' 40" E 49.70 ft. to Corner 25; thence S 39 degrees 48' 20' E 169.02 ft. to an old iron pipe at Corner 26; thence with the northwest line of the 6.17 acre tract described in Deed Book 118, at page 589, N 50 degrees 46 "/z E 225.58 ft. to Corner 27; thence with the southwest line of U.S. Highway Route 220, S 61 degrees 15' E 208.70 ft. the place of BEGINNING.

VIRGINIA

PARCEL 2:

ALL that certain tract or pared of land lying and being in the Town of Rocky Mount, Frankin County, Virginia, fronting on U.S. Highway No. 220. and on the west side thereof, and between the roadway along the Franklin and Pittsylvania right-of-way (now Norfolk and Western right-of-way) and the Norfolk and Western siding, together with all buildings and equipment thereto belonging, and bounded as follows:

BEGINNING at an iron stake on the West side of U.S. Highway No. 311 (now No.
220) and with the right of way of said Highway N 61 degrees 15' W 214.4 feet to an iron; thence leaving the highway a new line with Balk Knob Furniture Company's property (now the property of MW Manufactures, Inc.) S 46 degrees 50' W 67 feet to an iron; thence S. 63 degrees 25' E 95.4 Feet to an iron; thence running parallel or nearly so, with the Norfolk and Western siding S 14 degrees 15' W 42 feet to a point S 10 degrees 15' W 37 feet S 2 degrees 35' E 145.5 feet to an iron on the roadways; thence with the roadway S 87 degrees 50' E 14 feet to an iron (this point being 7.3 feet from the southwest comer of a building on the property herein conveyed as it existed in July 1940); thence N 36 degrees E
272.6 feet to the point of BEGINNING.

Together with all the rights of Grantor to the use of a roadway and portions of the Norfolk and Western right-of-way on the southeast side of said property, and together with all appurtenances thereunto belonging.

                 EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE-2

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NEBRASKA

PARCEL 1:

Lot Two (2) in Replat of Block 1, in Alcan Subdivision to the City of York' York County, Nebraska.

Parcel 2: Lot One (1), Block Two (2), in Alcan Subdivision to the City of York, York County, Nebraska EXCEPT that portion taken by the State of Nebraska for highway purposes as recorded in Book 36, Page 528 of York County Miscellaneous records and more particularly described as follows:

Beginning at the Southeast corner of said Quarter section; thence Westerly along the South line of said Quarter Section, a distance of 921.06 feet to the West line of said Lot; thence Northerly along said line deflecting 89 degrees 59 minutes 52 seconds right a distance of 87.55 feet; thence Easterly deflecting 87 degrees 45 minutes 12 seconds right a distance of 921.63 feet to the East line of said Quarter Section; thence Southerly along said line deflecting 92 degrees, 11 minutes, 02 seconds right a distance of 123.72 feet to the point of beginning.

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 3
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WEST VIRGINIA

That certain tract or parcel of real estate, located about 546' southwest of W. Va. Rte. 9 about 713' southeast of the intersection of W. Va. Sec, Rte, 9/13 and
W. Va. Sec. Rte. 9, situate, lying and being in Arden District, Berkeley County, West Virginia, and described as follows:

Beginning at (264) a point in the southwesterly R/W line of Tract No. 7 and in the line of the now or formerly Continental Clay Products Company tract; thence with the Continental Clay tract the following courses: S 41 degrees 13' 05" W 402.106' to (166) a dinky rail S 26 degrees 17' 20" W 817.268' to (167) a dinky rail S 31 degrees 39' 31" W 438.589' to (168) a dinky rail S 26 degrees 50'
07" W 347.776' to (169) a dinky rail S 26 degrees 50' 07" W 12.755' to (198) 4 point in the middle of Evans Run corner to the above mentioned Continental Clay Company tract and in the line of the now or formerly Roscoe Rauch tract; thence with the Rauch tract the following courses: N 69 degrees 45' 53" W 305.103' to
(200) a point in the middle of Evans Run; thence N 89 degrees 05' 12" W
464.456' to (201) an 8" diameter oak tree S 44 degrees 58' 21" W 486.051' to
(137) a wood fence post; thence S 42 degrees 35' 22" W 21.443' to (246) a point in the eastern R/W line of W. Va. Sec. Rte. 9/13; thence with the R/W of W. Va. Sec. Rte. 9/13 the following courses: N 19 degrees 40' 09" E 79.478' to (245) a point S 70 degrees 19' 51" E 15.000' to (244) a point; thence with the R/W on a curve to the right having a radius of 2009.430' and a chord of N 26 degrees 46' 00" E 496.558' to (241) a point; thence N 32 degrees 34' 56" E 200.00' to (235)
a point on the RAN and corner to the Asphalt Products Company Tract; thence with the Asphalt Products Company tract the following course: S 57 degrees 16' 45" E 171.436' to (66) a point corner to the above mentioned Asphalt Products Company tract and in the line of the Baltimore and Ohio Railroad Company R/W; thence with the above mentioned R/W and Asphalt Products Company tract on a curve to the left having a radius of 1507.948' and a chord of N 35 degrees 15'18" E 668.875' to (222) a point N 20 degrees 03' 22" E 146. 819' to (219) a point;
thence on a curve to the right having a radius of 2261.515' and a chord of N
34 degrees 46' 51" E 725.518' to (217) a point; thence, with the Baltimore & Ohio Railroad, Asphalt Products Company in part and in part with the Beallair Orchards, Inc. tract N 46 degrees 58' 29" E 987.020' to (271) a point in the Baltimore and Ohio Railroad Company R/W; thence crossing the above mentioned R/W the following course: S 43 degrees 01' 31" E 50.000' to (257) a point in the westerly R/W of Tract No. 7 of the Baltimore and Ohio Railroad; thence with the above said R/W the following courses: on a curve to the left having a radius of 328.289' and a chord of S 10 degrees 04' 21" W 201.634' to (265) a point;
thence S 12 degrees 13' 38" E 181.874' to (266) a point; thence on a curve to the right having a radius of 373:481' and a chord of S 01 degrees 05' 31" E 152.728' to (264) the point of beginning containing 33.0408 acres and being subject to easements of record and in existence, as shown on a plat of survey dated November 4, 1985, of record in the office of the Clerk of the County Commission of Berkeley County, West Virginia, in Plat Cabinet 2, Slide 119.

Together with the following described easements and rights of way:

(1) A non-exclusive, right of way and easement for purposes of ingress and egress and extension of utilities to the above described property over, under and upon the hereinafter described parcel of real estate:

      That certain parcel of real estate, located on W. Va. Rte. 9 about 713' southeast of the intersection of W. Va. Sec. Rte. 9/13 and W. Va. Rte. 9 situate, lying and being in Arden District, Berkeley County, West Virginia and described as follows:

Beginning at (231) a point in the southwesterly R/W line of W. Va. Rte. 9 and corner to the now or formerly Continental Clay Products Company tract; thence with the Continental Clay tract the following course: S 41 degrees 13' 05" W 363.509' to (255) a point corner to the above mentioned Continental Clay Products Company tract and Tract No. 7 of the Baltimore and Ohio Railroad Company; thence with Tract No. 7 the following course: on a curve to the right having a radius of 288.289' and a chord of N 49 degrees 26' 07" W 60.783' to
(261) a point corner to the above

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 4

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mentioned Tract No. 7 and in the line of the Continental Clay Products Company tract; thence with the Continental Clay Products Company tract in part and in part with the above mentioned Tract No. 7 the following course: N 31 degrees
02' 54" W 186.825' to (209) a point in the center line of Tract No. 7 and corner to the Continental Clay Products Company tract; thence leaving the said Continental Clay Products Company tract and crossing the Tract No. 7 of the Baltimore and Ohio Railroad Company on a curve to the left and having a radius of 65.769' and a chord of N 44 degrees 48' 01" W 31.270' to (291) a point in the westerly R/W line of the above mentioned Tract No. 7; thence with the westerly R/W line of Tract No. 7 the following course: on a curve to the right having a radius of 328.289' and a chord of N 00 degrees 09' 01" E 33.269' to
(290) a point; thence crossing Tract No. 7 on a curve to the right having a radius of 95.769' and chord of S 49 degrees 59' 55" E 62.202' to (288) a point corner to the Jeff Petrucci tract; thence with the Petrucci tract the following courses: S 32 degrees 05' 15" E 107.518' to (284) a point; thence on a curve to the left having a radius of 76.762' and a chord of S 86 degrees 17' 33" E 121.782' to (283) a point; thence N 41 degrees 13' 05" E 248.148' to (277) a point corner to Jeff Petrucci and in the southwesterly R/W line of W. Va. Rte. 9; thence with the southwesterly R/W line of Rte. 9 the following course: S
25 degrees 50' 55" E 32.575' to (231) the point of beginning containing 0.4982 acre and being subject to easements of record and in existence.

(2) A construction right-of-way and construction easement (the "Construction Easement") for the purpose of constructing and maintaining a water line in, through, over, upon, under and across the following described real estate shown on Drawing No. 3318-1 surveyed by P. C. DiMagno, Engineers & Surveyors, dated November 4, 1985, recorded in the office of the Clerk of the County Commission of Berkeley County, West Virginia, in Plat Cabinet 2, Slide 119, located on W. Va. Rte. 9/13 about 600' southwest of the intersection of W. Va. Sec. Rte. 9/13 and W. Va. Rte. 9 situated in Arden District, Berkelet County, West Virginia, bounded and described as follows:

Beginning at (55) a point corner to Beallair Orchards, Inc. tract, Asphalt Products Company tract, and in the centerline of W. Va. Sec. Rte. 9/13; thence with the above mentioned Beallair Orchard tract and the Asphalt Products Company tract the following course: S 50 degrees 10' 49" E 248.000' to (54) a point corner to the above mentioned Beallair Orchard tract, Asphalt Products Company tract, and in the line of the Baltimore and Ohio Railroad R/W; thence with the Baltimore and Ohio Railroad R/W and the Asphalt Products Company tract the following courses: S 47 degrees 03' 11" W 20.160' to (275) a point in the above mentioned railroad R/W and Asphalt Products Company; thence with the Asphalt Products Company making a new line the following course: N 50 degrees 10' 49" W 246.143' to (273) a point in the centerline of W. Va. Sec. Rte. 9/13 and the above mentioned Asphalt Products Company; thence with the Asphalt Products Company and the centerline of W. Va. Sec. Rte. 9/13 the following course: N
41 degrees 46' 11" E 20.112' to (55) the point of beginning, containing 0.1134 acres.

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 5

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NORTH CAROLINA

ALL those certain tracts or parcels of land lying and being in the Town of Fair Bluff, Fair Bluff Township, Columbus County, North Carolina, and being known as the Glastron, Inc. tracts and being described in Deed Book 385 at Page 747, and plat Book 40 at Page 18, records of Columbus County, North Carolina, and being more particularly described as follows:

BEGINNING on an existing iron pipe on the East right of way of U.S. 76, said pipe being the Southwest corner of the Ernest Strickland Lot, said pipe being the Beginning corner of the second tract as described in Deed Book 385 at Page 747, records of Columbus County, North Carolina, said pipe being further located South 2 degrees 26 minutes East 240.21 feet from a PK nail in the centerline of the Croft Metals Access Road where said centerline intersects with the East right of way of U.S. 76, said PK nail being the Southwest corner of the N.C. National Guard Armory Lot as described in Deed Book 211 at Page 272, records of Columbus County, North Carolina, proceed from said Beginning Point with the South line of the aforesaid Earnest Strickland Lot South 86 degrees 27 minutes 45 seconds East 209.37 feet to an existing pipe, the Southeast corner of said lot; thence North 2 degrees 17 minutes West 209.85 feet to an iron the Northeast corner of said lot; thence with the South right of way of the aforesaid Croft Metals Access Road on Street South 86 degrees 30 minutes 46 seconds East 762.54 feet to an existing pipe; thence South 4 degrees 7 minutes 33 seconds East
210.70 feet to an existing pipe; thence South 86 degrees 28 minutes 22 seconds East 886.50 feet to an existing pipe; thence South 2 degrees 35 minutes East
735.23 feet to an iron in the centerline of an old road known as the New Cut Road or Old Bay Road; thence with the centerline of said road South 33 degrees 00 minutes 30 second West 112.63 feet to an existing pipe in the centerline of said road; thence North 86 degrees 29 minutes 26 seconds West 1074.34 feet to an existing pipe; thence North 86 degrees 57 minutes 38 seconds West 435.64 feet to an existing iron thence North 2 degrees 26 minutes 35 seconds West 150.45 feet to an existing iron; thence North 86 degrees 51 minutes 35 seconds West 290.09 feet to an iron on the East right of way of U.S. 76; thence with the East right of way of U.S. 76 North 2 degrees 30 minutes 08 seconds West 688.84 feet to the Point of Beginning and containing 38.17 acres.

Also a perpetual easement with right of ingress and egress over the 30 foot strip lying North of the tract above described and being more particularly described as follows:

BEGINNING on a PK nail in the centerline of the Croft Metals Access Road, said PK nail being the Southwest corner of the N.C. National Guard Armory Lot as recorded in Deed Book 211 at Page 272, records of Columbus County, North Carolina, proceed from said Beginning Point with the centerline of the aforesaid Croft Metals Access Road South 86 degrees 29 minutes East 971.72 feet to an existing pipe; thence South 3 degrees 55 minutes 44 seconds East 30.07 feet to an existing pipe the Northeast corner of the above described tract; thence with the North line of said tract North 86 degrees 30 minutes 46 seconds West 762.54 feet to an iron, the Northwest corner of the aforesaid above described tract; thence North 86 degrees 23 minutes West 209.97 feet to an existing pipe on the East right of way of U.S. 76; thence with the East right of way of U.S. 76 North 2 degrees 26 minutes West 30 feet to the Point of Beginning. See copy of map entitled, "Plat for Amerimark Building Products, Inc. including General Electric Capital Corporation as agent, and Commonwealth Land Title Insurance Company," prepared by Billy M. Duncan, Registered Land Surveyor, bearing date of December 2, 1993 of which this is a part of and is incorporated by reference for more clarity and particularity of description.

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 6

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OHIO

PARCEL I:

Part of the South 1/2 of the southeast 1/4 of Section 24, Town 3, United States Reserve, Perrysburg Township, Wood County, Ohio, bounded and described as follows:

Commencing at the northeast corner of the southeast 1/4 of said section 24; thence 00 degrees, 56 minutes, 21 seconds east along the east line of the southeast 1/4 of said Section 24, a distance of 2017.90 feet to the point of beginning; said point also being the intersection of the centerline of Reuthinger Road and the east line of the southeast 1/4 of said Section 24; thence south 89 degrees, 31 minutes, 17 seconds west along the centerline of Reuthinger Road, a distance of 675.63 feet to a point; thence south 00 degrees, 56 minutes, 21 seconds east a distance of 643.40 feet to a point on the northerly right of way line of the Toledo Terminal Railroad; thence north 89 degrees, 45 minutes, 00 seconds east along the northerly line of the Toledo Terminal Railroad, a distance of 675.66 feet to a point on the east line of the Southeast 1/4 of said section 24; thence north 00 degrees, 56 minutes, 21 seconds west along the east line of the southeast 1/4 of said section 24, a distance of 646.10 feet to the point of beginning; containing ten and zero hundredths (10.00) acres of land, more or less. Subject to legal highways.

OHIO

PARCEL II:

A parcel of land being part of the south 1/2 of the southeast 1/4 of Section 24, Town 3, United States Reserve, Perrysburg Township, Wood County, Ohio, and being more particularly described as follows:

Commencing at the northeast corner of the southeast 1/4 of said Section 24; thence South 00 degrees, 56 minutes, 21 seconds east along the east line of the Southeast 1/4 of said Section 24, said line also being the center line of Tracy Road, a distance of 2017.90 feet to the intersection of the center line of Reuthinger Road and the east line of the Southeast 1/4 of said section 24; thence South 89 degrees, 31 minutes, 17 seconds west along the center line of Reuthinger Road, a distance of 675.63 feet to a point; thence south 00 degrees, 56 minutes, 21 seconds east a distance of 209.00 feet to the True Point of Beginning thence south 89 degrees, 45 minutes, 00 seconds west a distance of
150.00 feet to a point; thence south 00 degrees, 56 minutes, 21 seconds east a distance of 434.40 feet to point on the northerly right of way line of the Toledo Terminal Railroad; thence North 89 degrees, 45 minutes, 00 seconds east along the northerly line of the Toledo Terminal Railroad, a distance of 150.00 feet to a point; thence North 00 degrees, 56 minutes, 21 seconds west a distance of 434.40 feet to the True Point of Beginning.

Containing 65,159 square feet, which is equal to one and four hundred ninety-six thousandths (1.496) acres of land, more or less. Subject, however, to all legal highways and easements of record.

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 7

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MISSOURI

ALL THAT PART OF THE SOUTHEAST QUARTER OF SECTION 27, TOWNSHIP 53, RANGE 31, CLAY COUNTY, MISSOURI DESCRIBED AS FOLLOWS: BEGINNING AT THE POINT OF INTERSECTION OF THE NORTH LINE OF SAID QUARTER SECTION AND THE WEST LINE OF THE RIGHT-OF-WAY OF THE CHICAGO, BURLINGTON AND QUINCY RAILROAD, SAID POINT BEING NORTH 89 DEGREES 24 MINUTES 49 SECONDS WEST A DISTANCE OF 1394.76 FEET FROM THE NORTHEAST CORNER OF SAID QUARTER SECTION; THENCE SOUTH 0 DEGREES 27 MINUTES 07 SECONDS EAST ALONG SAID RIGHT-OF-WAY LINE, A DISTANCE OF 657.77 FEET; THENCE NORTH 89 DEGREES 24 MINUTES 49 SECONDS WEST AND PARALLEL TO THE NORTH LINE OF SAID QUARTER SECTION, A DISTANCE OF 802.47 FEET TO A POINT 60.0 FEET, MEASURED AT RIGHT ANGLES FROM THE EASTERLY LINE OF THE RIGHT-OF-WAY OF INTERSTATE ROUTE

35; THENCE NORTH 22 DEGREES 47 MINUTES 00 SECONDS EAST AND PARALLEL TO THE RIGHT-OF-WAY OF SAID INTERSTATE ROUTE 35, A DISTANCE OF 710.30 FEET TO A POINT ON THE NORTH LINE OF SAID QUARTER SECTION; THENCE SOUTH 89 DEGREES 24 MINUTES 49 SECONDS EAST ALONG THE NORTH LINE OF SAID QUARTER SECTION A DISTANCE OF 522.21 FEET TO THE POINT OF BEGINNING.

               EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 8

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PENNSYLVANIA

PREMISES A:

All that certain lot or piece of ground situate in the Township of Middlesex, County of Butler and Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at a point, which point is the Southeast corner of the tract herein described and which said beginning point is determined as follows: Beginning at the center line of Pennsylvania Traffic Route No. 8, at its intersection with McFann Road (T-485); thence by the center line of McFann Road North
80 degrees 24' West, a distance of 221.05 feet; thence continuing by the center line of McFann Road, North 81 degrees 11'20" West a distance of 465 feet to a point; thence continuing by the center line of said road North 81 degrees 28' West, a distance of 266 feet to a point; thence North 08 degrees 32' East a distance, of 16.50 feet to a point on the North right of way line of McFann Road (T-485), being the place of beginning and being the Southeast corner of the tract herein described; thence by the North right of way line of McFann Road North 81 degrees 28' West, a distance of 800.0 feet to a point on line of lands of Sarah J. Ferree and Roy E. Ferree, her husband; thence continuing by the same the following courses and distances; North 8 degrees 32' East, a distance of 550 feet to a point: South 81 degrees 28' East a distance of 800 feet to a point South 8 degrees 32' West, a distance of 550 feet to a point on the North right of way line of McFann Road, the place of beginning. And containing 10.10 acres as per plot and survey of Lucas Engineering Company under date of January, 1966.

Being designated as Tax Parcel No. 230-2F92-14G in the Tax Assessment Office of Butler County. Pennsylvania.

PENNSYLVANIA

PREMISES B:

All that certain lot or piece of ground situate in the Township of Middlesex, County of Butler and Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at a point, which point is the Southeast corner of the tract herein described and which said beginning point is determined as follows: Beginning at the center line of Pennsylvania Traffic Route No. 8, at its intersection with McFann Road (T-485); thence by the center line of McFann Road, North 80 degrees 24' West a distance of 221.05 feet; thence continuing by the center line of McFann Road, North 81 degrees 11' 20" West a distance of 325 feet to a point; thence continuing by the centerline of McFann Road North 80 degrees 43' 37" West a distance of 138.48 feet to a point; thence continuing by the center line of said road, North 81 degrees 28' West a distance of 50.22 feet to a point; thence North 3 degrees 13' East a distance of 16.57 feet to a point on the North right of way line of McFann Road (T-485), being the place of beginning and being the Southeast corner of the tract herein described; thence by the North right of way line of McFann Road, North 81 degrees 28' West a distance of 214.24 feet to a point on line of other lands of the party of the second part herein; thence continuing by the same and by other lands of the parties of the first part herein the following courses and distances: North 8 degrees 32' East a distance of 550 feet to a point; South 81 degrees 28' East a distance of 163.06 feet to a point; South 3 degrees 13' West 552.38 feet to a point on the North right of way line of McFann Road, the place of beginning. Containing 2.38 acres more or less.

Being designated as Tax Parcel No. 230-2F92-14K in the Tax Assessment Office of Butler County, Pennsylvania.

                EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 9

PENNSYLVANIA

PREMISES C:

All that certain lot or piece of ground situate in the Township of Middlesex, County of Butler and Commonwealth of Pennsylvania, bounded and described as follows:

Beginning at a point, said point being the Southwest corner of property conveyed to Napco. Inc, in Deed Book Volume 879, page 6, dated July 13, 1967; thence along line of Napco, Inc. North 8 degrees 32' East 550.00 feet to a point on lands of R. Ferree; thence along lands of R. Ferree North 81 degrees 28' West
15.00 feet to a point: thence along lands of R. Ferree South 8 degrees 32' West
556.07 feet to a point on the North right of way line of Township Road, T-485, McFann Road; thence along North right of way line of T-485, McFann Road North
76 degrees 30' East 16.18 feet to a point the place of beginning. Containing .19 of an acre as per survey of Lucas Engineering Co. & Associates, dated September 22, 1972.

Being designated as Tax Parcel No. 230-2F92-14M in the Tax Assessment Office of Butler County, Pennsylvania.

BEING as to Premises "A", the same premises which John M, Wolf and Gene G, Wolf, husband and wife by Deed dated 7/13/1967 and recorded 7/17/1967 in Butler County in Deed Book 879 page 6 granted and conveyed unto National Aluminum Products Company, a Pennsylvania corporation, in fee, and the said National Aluminum Parls Co. and National Amodizing Products Company and Napco Inc., by merger into National Aluminum Products Co., which name is changed to Napco, Incorporated, a Pennsylvania corporation.

BEING as to Premises "B", the same premises which Sarah J. Ferree and Roy E. Ferree, wife and husband by Deed dated 8/6/1970 and recorded 8/30/1970 in Butler County in Record Book 922 page 663 granted and conveyed unto National Aluminum Products Co., a Pennsylvania corporation, and the said National Aluminum Parts Co. and National Amodizing Products Company and Napco Inc., by merger into National Aluminum Products Co., which name is changed to Napco, Incorporated, a Pennsylvania a corporation.

BEING as to Premises "C". the same premises which Sarah J. Ferree and Roy E. Ferree, wife and husband by Deed dated 10/6/1972 and recorded 10/19/1972 in Record Book 958 page 363 granted and conveyed unto Napco, Incorporated, a Pennsylvania corporation.

               EXHIBIT A TO PLY GEM AMENDED & RESTATED LEASE - 10

                                                                       EXHIBIT B

                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all Tenant's Equipment.

                EXHIBIT B TO PLY GEM AMENDED & RESTATED LEASE - 1

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

ROCKY MOUNT, VIRGINIA
---------------------


1. Real estate taxes and assessments for the year 2004 and subsequent years, a lien not yet due and payable.

2. Easement granted to Appalachian Electric Power Company dated March 28, 1945 recorded in Deed Book 103, page 366.

3. Easement granted to Appalachian Electric Power Company dated February 9, 1954 recorded in Deed Book 127, page 442.

4. Easement granted to the Town of Rocky Mount, Virginia dated November 15, 1966 recorded in Deed Book 234, Page 186.

5. Easement granted to the Commonwealth of Virginia dated February 6, 1969 recorded in Deed Book 253, Page 58.

6. Easement granted to the Town of Rocky Mount dated August 22, 1973 recorded in Deed Book 291, Page 362.

7. Easement granted to Appalachian Power Company dated November 26, 1979 recorded in Deed Book 356, page 936.

8. Easement granted to Appalachian Power Company dated October 21, 1987 in Deed Book 424, Page 785.

9. Easement granted to Appalachian Power Company dated March 30, 1990 recorded in Deed Book 467, Page 1294.

10. Easement granted to Appalachian Power Company dated July 20, 1989 recorded in Deed Book 463, Page 143.

11. Easement granted to Appalachian Power Company dated March 21, 1995 recorded in Deed Book 569, Page 528.

12. Notice of Use Limitations made by MW Manufacturers, Inc. dated April 19, 2002 in Deed Book 739, Page 1765.

                                                                       EXHIBIT C

YORK, NEBRASKA
--------------

1. Real Estate taxes and assessments for the year 2004 and subsequent years, a lien not yet due and payable.

2. Easement to Electric Lines to Consumers Public Power District recorded September 18, 1953 in Book 144, Page 321.

3. Easements and restrictions reserved and shown in the Plat and Dedication of Alcan Subdivision recorded August 29, 1990 in Book 165, Page 585; and Replat of Block 1, Alcan Subdivision recorded September 24, 1998 in Book 179, Page 200.

4. Limitations to Ingress and Egress as set forth in Return of Appraisers recorded November 1, 1995 in Book 36, Page 528.

5. Rights, if any, of the railroad company servicing the railroad spur tract #25 located on the subject premises, in and to the ties, rails and other properties constituting said railroad spur tract #25 or in and to the use thereof, and also rights of others thereto entitled in and to the use thereof.

6. Subject property chain link fence encroachment onto City right of way, highway right of way and adjoining property as shown on ALTA/ACSM Survey prepared by Bock and Clark's National Surveyors Network dated January 23, 2004, Project 20040011-4 (the "Survey").

7. Encroachment of shed onto building setback as shown on the Survey.

8. Encroachment of adjoining property drive onto subject premises as shown on the Survey.

                                                                     EXHIBIT C
MARTINSBURG, WEST VIRGINIA


1. Real estate taxes and assessments for the year 2005 and subsequent years, a lien not yet due and payable.

2. Easement granted to Shenandoah Gas Co. by instrument dated February 24, 1955 recorded in Deed Book 199, Page 202.

3. Terms and conditions contained in deed dated February 17, 1987 from The Baltimore and Ohio Railroad Company to Variform, Inc. recorded in Deed Book 413, Page 424.

4. Gas lines as shown on plat by P.C. DiMagno, Engineers-Surveyors, dated November 4, 1985 and set forth in Surveyor's Report P.C. DiMagno dated November 4, 1985 (the "DiMagno Survey").

5. Easement granted to Potomac Edison Company by instrument dated October 20, 1986 recorded in Deed Book 408, Page 27.

6. Gas lines, water lines and power lines as shown on DiMagno Survey.

7. Easement granted to Shenandoah Gas Co. by instrument dated February 22, 1989 recorded in Deed Book 445, Page 611.

8. Easements granted to Shenandoah Gas Co. by instruments dated June 15, 1995 and June 5, 1995 recorded in Deed Book 554, Page 66 and 69.

9. Easements granted to Shenandoah Gas Co. by instruments dated July 21, 1994 recorded respectively in Deed Book 558, Page 291 and 293.

10. Easement granted to E.D. Rauch by instrument dated December 10, 1909 recorded in Deed Book 121, Page 303.

11. Easement granted to Shenandoah Gas Co. by instrument dated July 8, 1957 recorded in Deed Book 207, page 461.

12. Easement granted to Continental Clay Products Company, a corporation by instrument dated February 21, 1967 recorded in Deed Book 232, Page 484.

13. Rights of others thereto entitled in and to the continued uninterrupted flow of Evans Runs, as shown on DiMagno Survey.

APPLICABLE TO WATER LINE EASEMENT ONLY:

14. Terms and conditions of right of way and easement agreement between John J. Skelly et al t/d/b/a Asphalt Products Company and spouses, and Variform, Inc. dated July 8, 1986 and recorded in Deed Book 404, Page 183.

15. Waiver and release of damages set forth in deed dated March 31, 1969 from Martin Marietta Corporation to John J. Skelly et al recorded in Deed Book 240, Page 559.

                                                                       EXHIBIT C

FAIR BLUFF, NORTH CAROLINA

1. Real estate taxes and assessments for the year 2004 and subsequent years, a lien not yet due and payable.

2. The effect of a map recorded in Plat Book 40 at Page 18.

                EXHIBIT C TO PLY GEM AMENDED & RESTATED LEASE - 4

                                                                   EXHIBIT C
PERRYSBURG, OHIO

1. Real estate taxes and assessments for the year 2004 and subsequent, a lien not yet due and payable.

2. Easement granted to The Ohio Fuel Company by instrument recorded in Volume 310 of Deeds, page 55; assigned of record to Columbia Gas of Ohio, Inc. by instrument recorded in Volume 426 of Deeds, page 162.

3. Easement Agreement by instrument recorded in Volume 508 of Deeds, page 34; assigned of record to The Wood County Regional Water and Sewer District by instrument recorded in Volume 683 of Deeds, page 935. (affects Parcel I)

4. Easement granted to the Board of Wood County Commissioners, Wood County, Ohio, by instrument recorded in Volume 509 of Deeds, Page 443; assigned of record to The Wood County Regional Water and Sewer District by instrument recorded in Volume 683 of Deeds, page 935. (affects Parcel I)

5. Right of Way granted to Columbia Gas of Ohio, Inc. by instrument recorded in Volume 597 of Deeds, page 613. (affects Parcel I)

6. Easement granted to The Toledo Edison Company by instrument recorded in Volume 597 of Deeds, page 740. (affects Parcel I)

7. Easement granted to The Toledo Edison Company by instrument recorded in Volume 600 of Deeds, page 236. (affects Parcel II)

8. Restriction in Deed to PlyGem Industries recorded in Volume 711 of Deeds, Page 111 as follows: The above described property cannot be sold separately and independently of property, Wood County Recorder's Office, Volume 616, Page 256, without prior Wood County Planning Commission approval. (affects Parcel II)

9. Encroachment of building into 40 foot building setback at southerly property line, and encroachment of building into 60 foot building setback at southeasterly property line as shown on survey by Bock & Clark Corporation, Project No. 1200400042, dated January 22, 2004. (affects Parcel I)

                                                                       EXHIBIT C

KEARNEY, MISSOURI
-----------------

1. Real Estate taxes and assessments for the year 2004 and subsequent years, a lien not yet due and payable.

2. An easement for sewer recorded as Document No. F2158 in Book 1602 at Page 630 of Official Records.

3. An easement for water line in document recorded as Document No. L48178 in Book 2162 at Page 900 of Official Records.

4. An easement for right of way granted to Platte-Clay Electric Cooperative, Inc. in document recorded as Document No. P42772 in Book 2984 at Page 343 of Official Records.

5. Rights, if any, claimed by owner of property adjoining on the southeast to that part of subject premises enclosed within a chain link fence as shown on Survey dated January 23, 2004, last revised February 2, 2004 by Whitehead Consultants, Inc. and Bock & Clark Corporation as Network Project No. 20040011-8 (the "Survey").

6. Encroachment by the building, refrigeration machine and pad over a portion of the premises adjoining on the east as shown on the Survey.

                                                                       EXHIBIT C

VALENCIA, PENNSYLVANIA

1. Real estate taxes and assessments for the year 2005 and subsequent years, a lien not yet due and payable.

2. Right of way granted to T.W. Phillips Gas and Oil Company dated February 18, 1987 and recorded in Record Book 1359, page 834.

3. Matters disclosed on ALTA/ACSM Land Title Survey dated January 19, 2004, revised February 11, 2004 prepared by Book & Clark Corporation:

      a. Gap between Premises A and Premises B of variable distances

      b. Subject property's building violates current building line requirement by 43.93' and 25.33'

      c. side and rear setback lines

      d. Discrepancies of an overlap in boundaries of subject property and adjoiner's property along eastern, western and southern portions of Property

      e. stream traverses subject property and adjoiner's property at southwest Corner

      f. fence traverses subject property and adjoiner's property at southwest corner; and

      g. utility poles shown.

                EXHIBIT C TO PLY GEM AMENDED & RESTATED LEASE - 7

                                                                       EXHIBIT D
                               BASIC RENT PAYMENTS

      1. Basic Rent. (a) Initial Term. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Initial Term shall be $2,980,575 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $745,143.75.

            (b) Renewal Term. Annual Basic Rent for the first year of each Renewal Term shall be an amount equal to the Fair Market Rental Value as of the first day of the applicable Renewal Term, as determined in accordance with Paragraph 29 of this Lease, shall be payable in equal quarterly installments and shall be subject to the adjustments provided for in Paragraphs 2, 3 and 4 below.

      2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index. All Urban Consumers. United States City Average. All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the one (1) year period immediately preceding such adjustment.

      3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until September 25, 2005 (the "First Basic Rent Adjustment Date"). As of the First Basic Rent Adjustment Date and on each anniversary of the First Basic Rent Adjustment Date thereafter during the Initial Term and as of the first (1st) anniversary of the first full Basic Rent payment date of each exercised Renewal Term (each, a "First Basic Rent Renewal Adjustment Date") and on each anniversary of the First Basic Rent Renewal Adjustment Date thereafter during such Renewal Term (each such date being hereinafter referred to as a "Basic Rent Adjustment Date"). Basic Rent shall be adjusted to reflect increases in the CPI over the CPI used to calculate the most recent increase in Basic Rent (or, with respect to the first Basic Rent Adjustment Date during the Initial Term or any Renewal Term, such increases shall he measured against the CPI as of the first payment date during the Initial Term or such Renewal Term, as the case may be).

      4. Method of Adjustment for CPI Adjustment.

            (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein. "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring immediately prior to the effective date of the

                 EXHIBIT D TO PLY GEM AMENDED & RESTATED LEASE - 1 most recent increase in Basic Rent (or, with respect to the first Basic Rent Adjustment Date during the Initial Term or any Renewal Term, occurring immediately prior to the first payment date during the Initial Term or such Renewal Term, as the case may be). If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing one (1) year period and the Beginning CPI for the adjustment (but not any subsequent adjustment) occurring at the end of such ensuing one (1) year period shall continue to be such Beginning CPI. By way of example and for purposes of clarification, if Basic Rent was $1 and CPI increased by -5%, 3%, and 2%, respectively, over three years, then annual rent for those three years would be $1, $1 and $1.02, respectively. As a further example, if Basic Rent was $1 and CPI increased by -5%, 6%, and 2%, respectively, over three years, then annual rent for those three years would be $1, $1.007, and $1.02714, respectively.

            (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

            (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) Business Days after a notice of the new annual Basic Rent is delivered to Tenant all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) Business Days preceding the Basic Rent Adjustment Date in question.

                EXHIBIT D TO PLY GEM AMENDED & RESTATED LEASE - 2

                                                                       EXHIBIT E
                                ACQUISITION COST

Kearney, MO                                              $ 5,095,135.00
Fair Bluff, NC                                           $ 1,503,686.00
York, NE                                                 $ 1,864,074.00
Toledo, OH                                               $ 6,685,000.00
Valencia, PA                                             $ 3,728,148.00
Rocky Mount, VA                                          $ 5,977,464.00
Martinsburg, WV                                          $ 5,716,493.00
                                                         --------------
                                                         $30,570,000.00
                                                         ==============

                EXHIBIT E TO PLY GEM AMENDED & RESTATED LEASE -1

                                                                       EXHIBIT F

                  PREMISES PERCENTAGE ALLOCATION OF BASIC RENT

Kearney, MO                                                       16.67%
Fair Bluff, NC                                                     4.92%
York,NE                                                            6.10%
Toledo, OH                                                        21.87%
Valencia, PA                                                      12.20%
Rocky Mount, VA                                                   19.55%
Martinsburg, WV                                                   18.70%
                                                                 ------
                                                                 100.00%
                                                                 ======

If any Related Premises ceases to be subject to this lease, the percentage shown on this Exhibit F for each of the Related Premises which remains subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

                EXHIBIT F TO PLY GEM AMENDED & RESTATED LEASE - 1

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

                      FORM OF SUBORDINATION, ATTORNMENT AND

                           NON-DISTURBANCE AGREEMENT*

RECORDING REQUESTED BY AND

AFTER RECORDING, RETURN TO:

GMAC Commercial Mortgage Corporation

      200 Witmer Road

      Horsham, PA 19044-8015

Attn: Servicing - Executive Vice President

      ---------------------------------------------------------------------
                SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

      This Subordination, Non-Disturbance and Attornment Agreement ("AGREEMENT"), is made as of this _______ day of _____________________________,
200__ among GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("LENDER"), _________________________________________________________,
a _________________("LANDLORD"), and _____________________________________,
a _____________________________________("TENANT").

                                   BACKGROUND

      A. Lender has agreed to make a loan to Landlord in the original principal amount $_____________________("LOAN"), which will be secured by a mortgage, deed of trust or similar

*     To be in recordable form.

               EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 1

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

security instrument (either, "SECURITY INSTRUMENT") on Landlord's property described more particularly on Exhibit A attached hereto ("PROPERTY").

      B. Tenant is the present lessee under that certain lease agreement between Landlord and Tenant dated _____________________________, as thereafter modified and supplemented ("LEASE"), demising a portion of the Property described more particularly in the Lease ("LEASED SPACE").

      C. A requirement of the Loan is that Tenant's Lease be subordinated to the Security Instrument. Landlord has requested Tenant to so subordinate the Lease in exchange for Lender's agreement not to disturb Tenant's possession of the Leased Space upon the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Subordination. Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument, as if the Security Instrument had been executed and recorded prior to the Lease.

      2. Nondisturbance. Lender agrees that no foreclosure (whether judicial of nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan shall operate to terminate the Lease or Tenant's rights thereunder, except as set forth in Section 3 below provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the Leased Space, and (c) the Lease is in full force and effect and no uncured Event of Default (as defined therein) exists, under the Lease, taking into account, with respect to a Permitted Leasehold Mortgagee (as defined in the Lease), the period for a Permitted Leasehold Mortgagee to exercise its cure rights with respect to such default under Section 35 of the Lease.

      3. Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan ("Successor Owner"), Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease; (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent

              EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 2

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

or additional rent made by Tenant to Landlord more than 30 days in advance of its due date under the Lease: (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender's written consent thereto;
(c) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property except for any such right or option as expressly set forth in the Lease; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant's use and occupancy (whenever arising). Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time reasonably request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner's interest in the Property including any casualty insurance proceeds and condemnation awards actually paid to Lender to the extent that Lender was required to make such proceeds available to Tenant under the Loan Documents.

      4. Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease are to be paid to Lender directly pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith. Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease. Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant's compliance with Lender's written instructions.

      5. Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the longer of (i) 30 days after the cure period provided under the Lease to Landlord, (ii) 30 days from Landlord's receipt of Tenant's notice to Lender of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Lender has obtained possession of the Property, provided that,in each case, if such default cannot reasonably be cured within such 30-day period and Lender has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Lender, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 120 days. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord's behalf is without prejudice to Lender's rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

               EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 3

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

      6. Miscellaneous.

            (a) Notices. All notices and other communications under this Agreement are to be in writing and addressed as set forth below such party's signature hereto. Default or demand notices shall be deemed to have been duly given upon the earlier of: (i) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (ii); or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (ii) and (iv) irrespective of whether delivery is accepted. A new address for notice may be and established by written notice to the other parties: provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

            (b) Entire Agreement; Modification. This Agreement is the entire agreement between the parties hereto with respect if the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

            (c) Binding Effect; Joint and Several Obligations. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. No Indemnitor may delegate or transfer its obligations under this Agreement.

            (d) Unenforceable Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

            (e) Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.

                EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 4

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

            (f) Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpretation of this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word "section" refers to the entire section and not to any particular subsection, paragraph of other subdivision; and "AGREEMENT" and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

            (g) Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State where the Property is located (excluding any choice of law rules that may direct the application of the laws of another jurisdiction).

      (h) Consent to Jurisdiction. Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.

      (i) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

          [Remainder of page is blank; signatures appear on next page.]

              EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 5

                                                       LOAN NUMBER: ____________

                                                                     EXHIBIT G-1

      IN WITNESS WHEREOF, this Agreement is executed this __________________ day of __________________,2004.

      LENDER:                                 TENANT:

      GMAC Commercial Mortgage Corporation    _________________________________

                                              [insert Tenant's name]

      By:________________________________     By:______________________________

      Name:                                   Name:

Title:                                      Title:

LENDER NOTICE ADDRESS:                      TENANT NOTICE ADDRESS:

GMAC Commercial Mortgage Corporation        ______________________________

200 Witmer Road                             ______________________________

Horsham, PA 19044                           ______________________________

Attn: Servicing - Executive Vice President Attn:

                  [Execution by Landlord appears on next page.]

-----------
[insert Landlord's name]

     SIGNATURE PAGE TO EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 6

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

      By:_________________________________________

      Name:

Title:

LANDLORD NOTICE ADDRESS:

__________________________
__________________________
__________________________

Attn:

      Attach:     Exhibit A - Legal Description of the Property

      SIGNATURE PAGE TO EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 7

                                           LOAN NUMBER: _______________________

                                                                     EXHIBIT G-1

Notary Acknowledgement for Lender:

      State of _________________________________________     :

                                                       :ss

      County of _______________________________________:

            On this, the ______ day of _____________________, 200_____, before me, the undersigned Notary Public, personally appeared ________________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an officer of GMAC Commercial Mortgage Corporation in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                        ________________________

                                                        Notary Public

Notary Acknowledgement for Tenant:

      State of ____________________________________  :

                                                   :ss

      County of ___________________________________:

            On this, the _____ day of _______________, 200__, before me, the undersigned Notary Public, personally appeared________________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Tenant in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

SIGNATURE PAGE TO EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 8

                                           LOAN NUMBER: ________________________

                                                                     EXHIBIT G-1

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                        _____________________

                                                        Notary Public

Notary Acknowledgement for Landlord:

    State of ________________________________________   :

                                                     :ss

    County of _______________________________________:

          On this, the ______ day of ______________________, 200__, before me, the undersigned Notary Public, personally appeared _____________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Landlord in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                        ________________________________________

                                        Notary                            Public

SIGNATURE PAGE TO EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 9

                                                      LOAN NUMBER: _____________

                                                                     EXHIBIT G-1

                                    EXHIBIT A

                         (Legal Description of Property)

        EXHIBIT A TO EXHIBIT G-1 TO PLY GEM AMENDED & RESTATED LEASE - 1

                                                                     EXHIBIT G-2

                          TENANT ESTOPPEL CERTIFICATE
                          ___________________________

__ TENANT NAME: _______________________________________________________________

__ LANDLORD NAME: _____________________________________________________________

__ MORTGAGED PROPERTY: ________________________________________________________


     TENANT'S LEASED SPACE IN MORTGAGED PROPERTY:

__ Address/Suite# _____________________________________________________________

__ Total Square Footage: _______________ Description of Operations: ___________

__ ____________________________________________________________________________


     Landlord requests Tenant to complete this Certificate for the benefit of GMAC Commercial Mortgage Corporation (together with its successors and assigns, "LENDER") in connection with a pending loan ("LOAN") which Lender may make to Landlord. The Loan will be secured by a mortgage or deed of trust on the Mortgaged Property.

                       TENANT STATEMENTS ABOUT ITS LEASE
                       _________________________________


     Unless otherwise stated by Tenant in Item 17 below, Tenant confirms to
Lender:


1. An accurate and complete copy of Tenant's lease agreement ("LEASE") is attached as Schedule A. The Lease is in full force and effect, and no other agreements (verbal or written) modify or supplement the Lease or Tenant's rights with respect to the Leased Space. Tenant has not assigned, sublet, encumbered, or otherwise transferred all or any part of the Leased Space or the Lease. To the best of Tenant's knowledge, no rental or leasing commission remain unpaid with respect to the Lease.

                                                                     EXHIBIT G-2

2.    Tenant currently (a) is the sole tenant and occupant of the Leased Space,
      (b) has unconditionally accepted full possession of the Leased Space, and
      (c) is open for business and operating from the Leased Space. All tenant improvements to be constructed as a condition to the Lease have been completed to Tenant's satisfaction, and no unreimbursed construction or fit-up allowances are due to Tenant. No damage to the Leased Space exists which has not been repaired to Tenant's satisfaction. All common areas of the Mortgaged Property (including, without limitation, parking areas, sidewalks, access ways and landscaping) are in compliance with the Lease and are satisfactory for Tenant's purposes.

3. The Lease is [___] or is not [___] guaranteed. A copy of each guaranty is attached as Schedule B.

4. To the best knowledge of Tenant, no default by Landlord or by Tenant currently exists under the Lease. To the best knowledge of Tenant, no event has occurred which would be a default, if notice had been given or applicable grace/cure periods had expired (or both). Tenant has no setoffs, credits, claims or defenses to Tenant's obligation to pay rent or other charges to be paid under the Lease (including, without limitation, common maintenance charges, if any) or to enforcement of the Lease. Tenant has not given Landlord any notice of termination of the Lease.

5. The current lease term began on _________________, and the rent commencement date, if different, began on __________________. The current lease term ends on _________________. Except as specifically set forth in the Lease, Tenant has no option to terminate the Lease prior to such date.

6. Tenant has the option to extend the term of the Lease for ________ renewal periods. Each renewal offers a term of _________ months. Tenant has not exercised any renewal option as of the date hereof.

7. Tenant has none of the following rights: Right to expand the Leased Space; right to relocate the Leased Space; right of first refusal (offer) with respect to any other space in the Mortgaged Property; or option or right of first refusal (offer) to purchase the Mortgaged Property.

8. Tenant's last payment of base rent in the amount of $______________ was paid on ___________________, and Tenant's, last payment of its share of common expenses in the amount of $_____________ was paid on ___________________. No other advance rent has been paid by Tenant.

               EXHIBIT G-2 TO PLY GEM AMENDED & RESTATED LEASE-2

                                                                    EXHIBIT G-2

9. Tenant has paid Landlord a security deposit in the amount of $0.00. No portion of the security deposit has been applied by Landlord toward Tenant's obligations under the Lease.

10. All rent-free periods or rent concessions provided under the Lease, if any, have expired, and no rent concession will become effective during the remainder of the Lease.

11. No bankruptcy, reorganization, insolvency or similar proceedings under any state or federal law has commenced or is currently proceeding in which Tenant is the debtor.

12. Tenant has all licenses and permits which Tenant must have to operate its business from the Leased Space, and all are current and have not been revoked.

13. Since taking possession of the Leased Space, Tenant has not received any notice that the Leased Space or Tenant's use of the Leased Space violates any applicable law, regulation, ordinance or directive of any governmental authority or agency or insurance company.

14. Since taking possession of the Leased Space, Tenant has not stored, generated, manufactured, refined, treated, transported, disposed or in any way used materials which are considered hazardous substances or wastes under applicable environmental laws and regulations (including, without limitation, petroleum or petroleum by-products) at the Leased Space or on any other part of the Mortgaged Property, except in compliance with the requirements of the Lease and applicable law.

15. Tenant is not identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States ("OFAC List") nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

16.    Tenant understands that a condition of the Loan may require
       Lender's consent to any future amendment, waiver, expansion or renewal (except for expansion or renewal rights, currently permitted to Tenant by the express terms of the Lease), and no modification, waiver, expansion or renewal made without Leader's written consent will be enforceable against Lender.

              EXHIBIT G-2 TO PLY GEM AMENDED & RESTATED LEASE - 3

                                                                     EXHIBIT G-2

17. Tenant understands that a condition of the Loan will prohibit Landlord from accepting Tenant's rent more than 30 days prior to its due date, and no payment of rent by Tenant more than 30 days in advance will be binding on Lender.

18. Listed below (or on Schedule C attached hereto by Tenant) are any exceptions asserted by Tenant to the foregoing statements. 1-17. (Lender has no obligation to address Tenant's exceptions in connection with the
      Loan):

      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

      BY SIGNING BELOW:

            o Tenant certifies that all information stated in this Certificate is accurate and correct in all material respects and does not omit any material fact that would make any statement false or misleading and that the undersigned representative is duly authorized to sign this Certificate on Tenant's behalf.

            o Tenant agrees for a period of thirty (30) days from the date hereof to notify Landlord and Lender in writing of any changes to the statements made by Tenant in this Certification promptly upon Tenant's learning of each such change.

                                     TENANT:

Date:_______________            By:__________________________

                                          Name:

                                          Title:

              EXHIBIT G-2 TO PLY GEM AMENDED & RESTATED LEASE - 4

                                                                       EXHIBIT H

      INTENTIONALLY OMITTED

               EXHIBIT H TO PLY GEM AMENDED & RESTATED LEASE - 1

                                                                       EXHIBIT I

                       TENANT'S POST-CLOSING OBLIGATIONS

      Tenant shall conduct the following actions and provide landlord with written confirmation, satisfactory to Landlord within sixty (60) days of the Commencement Date that all of the activities listed in Paragraphs 1, 3 and 4 below have been satisfactorily completed, except that with respect to the ALTA surveys noted in Paragraph 3 below, such ALTA surveys shall be provided to Landlord within fourteen (14) days, of the Commencement Date. Tenant shall provide written confirmation, satisfactory to Landlord, within sixty (60) days of the completion of each activity identified in Paragraph 2 below.

      1.    PREPARATION OF ASBESTOS OPERATION AND MAINTENANCE ("O&M") PLANS

            Within forty-five (45) days of the Commencement Date, Tenant shall have prepared an asbestos O&M plan which complies with the requirements of 29 C.F.R. section.1910.1001 for the following properties:

                  o the Valencia, PA Premises

                  o the Fair Bluff, NC Premises

                  o the Rocky Mount, VA Premises

                  o the Kearney, MO Premises

      The asbestos O&M plan must specifically require that Tenant, and not Landlord, be responsible for all obligations relating to the identification of asbestos, notification to employees and other requirements of 29 C.F.R. section. 1910.1001.

      2.    Remediation/Investigation Issues

      A.    THE ROCKY MOUNT, VA PREMISES

            remediate, or cause to be remediated, the PCP and mineral spirit contamination of soil and groundwater (if impacted) to applicable clean up standards and to the written approval of the applicable government environmental agency.

               EXHIBIT I TO PLY GEM AMENDED & RESTATED LEASE - 1

                                                                       EXHIBIT I

      B.    VALENELA, PA PREMISES

        If required by applicable law or government agency, investigate the area of the former USTs, septic system and historic Spills identified in the August 2004 "Environmental Review of PlyGem industries, Inc. and MW Manufacturers Inc" prepared by ENVIRON and remediate any contamination to applicable cleanup standards and to the written approval of the applicable: environmental agency.

      C.    MARTINSBURG, WVA PREMISES

        If required by the West Virginia Department of Environmental Protection ("WVDEP"), address any comments from WVDEP to the closure report for the used oil AST.

      3.    REGULATORY COMPLIANCE ISSUES

            Within forty-five (45) days of the Commencement Date, Tenant shall have addressed and resolved the following regulatory compliance issues identified by ENVIRON in their January 2004 and July 2004 Assessment reports for the following properties:

      A. THE ROCKY MOUNT, VA PREMISES

            41. Inclusion of three (3) 550-gallon aboveground storage tanks ("AST") in the truck maintenance warehouse in the Spill Prevention, Control and Countermeasures ("SPCC") plan.

            42. Provide secondary containment for the three USTs.

            43. Providing a record of the annual integrity inspection of the multi-cyclone.

            44. Inclusion of the used oil burner in the truck maintenance building as an insignificant emissions source.

            45. Written notification from the local publicly owned treatment works ("POTW") that a permit is no longer required for discharge of industrial wastes.

            46. Evidence that quarterly visual inspections, of stormwater discharges are being performed pursuant to the site's Virginia Pollutant Discharge Elimination System general permit.

                EXHIBIT 1 TO PLY GEM AMENDED & RESTATED LEASE - 2

                                                                       EXHIBIT I

            47. Evidence that required Tier II reports have been submitted for 2003.

            48. Preparation of a written respiratory protection program as required by 29 C.F. R. 1910.1200.

      B. THE VALENCIA. PA PREMISES

            49. Update SPCC plan diagram to accurately represent storage locations.

            50. Evidence that hazardous waste is stored in a containment building meeting the requirements of 29 C. F. R. section 262.34(a)1(iv).

            51. Removal of approximately 150 empty drums stored on pavement west of the hazardous waste storage area and approximately 400 drums stored on soil north of the south wastewater treatment plant.

            52. Evidence that notification, if required, has been made to the local emergency planning committee and state emergency planning committee of the presence of sulfuric acid contained in batteries stored at the site.

            53. Registration of gasoline, diesel fuel and chromic acid ASTs.

      C. THE YORK. NE PREMISES

            54. Evidence that quarterly and annual inspections as, required by the facility's Stormwater Prevention Plan ("SWPP") are being conducted. Evidence that required training is conducted and properly documented.

            55. Preparation of a certified SPCC plan.

      D. THE KEARNEY, MO PREMISES

            56. Update of SWPP Plan and evidence that identified actions (inspections conducted and documented, training documentation available) have been implemented.

            57. Preparation of an SPCC plan.

      E. THE FAIR BLUFF. NC PREMISES

            58. Preparation of a certified SPCC plan.

            59. Construction or secondary containment for materials stored in the fenced oil storage area south of the blending area in the northeast corner of the production building.

            60. Removal of two (2) drums of weed killer observed in the oil storage area, or evidence of use of material in the drums.

            61. Submission of a notice of intent for general stormwater permit and updating of SWPP plan.

            62. Clean out of the loading dock sump and proper disposal of the contents.

                EXHIBIT I TO PLY GEM AMENDED & RESTATED LEASE - 3

                                                                       EXHIBIT I

      4.    Repair/Regulatory compliance Issues

A.    VALENCIA, PA

      1.    Install secondary roof drains on EPDM roofs

      2.    Install three (3) additional ADA compliant parking spaces with one
            (1) meeting "Van accessible" requirements

      3.    Updated ALTA survey

      4. File corrected subdivision map (executed by each adjoining landowner and the appropriate governmental authorities) correcting "Sub-Division No. 3 for Sarah J. Ferree" to reflect and recognize the boundaries set forth in the legal description on Exhibit "A" of this lease with respect to the Valencia, PA property.

      5     Install two (2) ADA compliant restrooms on first level

B.    TOLEDO, OH

      1.    Updated ALTA survey

      2. Install nine (9) ADA compliant parking spaces with one (1 ) meeting the "Van Accessible" Requirements

C.    ROCKY MOUNT, VA

      1.    Replace painted sprinkler heads

      2.    Install sprinkler system in compactor area

      3. Lower stacking heights of stored plastic materials as recommended by St. Paul Travelers Insurance Company

      4. Install three (3 ) ADA compliant parking spaces with two (2) meeting "Van Accessible" requirements

      5. Install ADA signage that directs personnel or visitors to ADA compliant restrooms in the main buildings

      6.    Updated, ALTA survey

      7. Install ADA Convert one (1) restroom in the Weaver building to a Unisex ADA compliant restroom

D.    FAIR BLUFF, NC

               EXHIBIT I TO PLY GEM AMENDED &. RESTATED LEASE - 4

                                                                       EXHIBIT I

      1. Install three (3) ADA compliant parking spaces with one (1) meeting "Van Accessible" requirements

      2.    Updated ALTA survey

      3. Replace the locker room faucets with lever style controls and install pipe protection when the locker rooms are renovated as planned

E.    MARTINSBURG. WV

      1.    Replace thru-wall units in QC Lab

      2.    Install scuppers in parapet of roof over offices

      3.    Install flex tube on RTU condensate lines; repair roof panels

      4.    Repair site lighting controls

      5.    Updated ALTA survey

      6. (1) Obtain access easement for the existing private road known as "Variform Drive", (2) obtain confirmation that "Variform Drive" has been dedicated as a public road or (3) construct a roadway connecting the Martinsburg, WV property to State Route 9 within the existing access easement area.

      7. Obtain drainage pipe easement for drainage pipe connected to stormwater retainage pond.

      8.    Install ADA compliant parking space

F.    KEARNEY, MO

      1.    Updated ALTA survey

      2.    Install an access ramp to the office entrance

      3.    Install three(3) signs marking the ADA compliant parking spaces

      4.    Stripe an additional one hundred sixty-nine (169) parking spaces

      5.    Install a "Van Accessible" parking space meeting ADA requirements

G.    YORK, NE

      1.    Updated ALTA survey

      2.    Improve office restroom at the office area

                 EXHIBIT I TO PLY GEM AMENDED & RESTATED LEASE-5

                                                                       EXHIBIT I

      3. Install an appropriate entrance door with grade level thresholds at the office entrance

      4.    Stripe an additional twenty-one(21) parking spaces.

      5. Install three(3) ADA compliant parking spaces with one(1) meeting "Van Accessible" Requirements

      5.    Compliance Letters

      Tenant shall use reasonable efforts to obtain any zoning, fire code or building compliance letters and letters confirming no pending condemnations from each applicable governmental authority to the extent that same have not been previously provided to Landlord prior to the Commencement Date.

      6.    Communications Regarding Environmental Post-Closing Matters:

                  Tenant shall provide all communications regarding the Post-Closing Obligations specified in Paragraphs 1 and 2 of this Exhibit "I" including Tenant's proof of satisfactory completion of these obligations to Landlord, addressed to:

                    Louis A. Naugle, Esquire
                    Reed  Smith LLP
                    435 Sixth Avenue
                    Pittsburgh, PA 15219
                    Telephone :412-288-8586
                    Fax:  412-288-3063
                    E-mail: lnaugle@reedsmith.com

                 EXHIBIT I TO PLY GEM AMENDED & RESTATED LEASE-6